As filed with the Securities and Exchange Commission on August 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.

(Exact Name of Registrant)

DELAWARE	2810	73-1015226
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

(405) 235-4546

(Address, including zip code, and telephone number of registrant’s principal executive offices)

David M. Shear, Esq.

Senior Vice President and General Counsel

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

(405) 235-4546

(Name, address, including zip code and telephone number, including area code of Agent for Service)

COPIES TO:

Irwin H. Steinhorn, Esq.

Conner & Winters, LLP

1700 One Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102

(405) 272-5711

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of Registration fee
5.5% Convertible Senior Subordinated Debentures Due 2012	$60,000,000(1)	100%(2)	$60,000,000(2)	$1,842
Common stock, $.10 par value	2,746,500(3)	(4)	(4)	$382(4)

(1)	aggregate principal amount of 5.5% Convertible Senior Subordinated Debentures due 2012 sold by the registrant in a private placement on June 28, 2007.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on 100% of the aggregate principal amount of the 5.5% Convertible Senior Subordinated Debentures due 2012.

(3)	The number of shares of common stock to be registered is comprised of (a) 2,184,000 shares, which is the maximum number of shares issuable upon conversion of the debentures being registered under this registration statement, based upon a conversion rate of 36.4 shares ($27.47 per share) per $1,000 principal amount of the 5.5% Convertible Senior Subordinated Debentures due 2012; (b) 450,000 shares owned of record by Jayhawk Institutional, L.P. (“Jayhawk Institutional”); and (c) 112,500 shares issuable to Jayhawk Institutional upon the exercise of warrants at an exercise price of $3.49 per share. Pursuant to Rule 416(b) under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of common stock registered hereunder in the event of a stock split, stock dividend or other similar transaction.

(4)	The registrant will receive no consideration upon conversion of the debentures. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the 2,184,000 shares of common stock registered hereby that are issuable upon conversion of the debentures. Pursuant to Rule 457(c) and (g), the filing fee required with respect to the 450,000 shares of common stock held by Jayhawk Institutional and the 112,500 shares issuable to Jayhawk Institutional upon the exercise of warrants is based on the average high and low prices of the common stock as reported on the American Stock Exchange on August 23, 2007, or $22.14, for a proposed maximum offering price of $12,453,750. The total filing fee is $2,224.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNDER THIS PRELIMINARY PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR A SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE WOULD NOT BE PERMITTED OR LEGAL.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2007

PROSPECTUS

LSB INDUSTRIES, INC.

5.5% Convertible Senior Subordinated Debentures Due 2012

2,746,500 Shares of Common Stock

The debentures and shares of our common stock will be offered and sold by the selling security holders named in this prospectus or in any amendment or supplement to this prospectus. See “Selling Security Holders” beginning on page 48. The shares of common stock included in this prospectus are comprised of the following:

•

2,184,000 shares issuable upon conversion of $60 million aggregate principal amount of our debentures based upon the initial conversion rate of 36.4 shares per $1,000 principal amount of debentures (representing a conversion price of approximately $27.47 per share). See “Description of Debentures-Conversion of debentures.”

•	450,000 shares owned by Jayhawk Institutional Partners, L.P. (“Jayhawk Institutional”), and

•	112,500 shares issuable to Jayhawk Institutional upon the exercise of warrants at an exercise price of $3.49 per share.

We will not receive any of the proceeds from the sale by the selling security holders of these securities, but will receive the exercise price upon the exercise of the warrants. See “Risk Factors” contained herein as to certain matters relating to Jayhawk Institutional.

The debentures bear interest at the rate of 5.5% per year, and interest will be payable on July 1 and January 1 of each year, beginning on January 1, 2008. The debentures are convertible in whole or in part at any time prior to their maturity by holders into shares of our common stock at a conversion rate of 36.4 shares per $1,000 principal amount of debentures, representing a conversion price of $27.47 per share (subject to adjustment in certain circumstances). The debentures will mature on July 1, 2012, unless earlier converted or repurchased by us.

Our common stock is listed on the American Stock Exchange (“AMEX”) under the symbol “LXU.” The last reported sale price of our common stock on the AMEX on August 21, 2007, was $20.60 per share. There is no established market for the debentures, and we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures through any automated quotation system.

The selling security holders may sell the securities offered by this prospectus from time to time on any exchange on which the securities are listed. They may also sell the securities in private sales or through dealers or agents. The selling security holders may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling security holders will be responsible for any commissions due to brokers, dealers or agents. We will pay all expenses of the registration of the debentures and the common stock and certain other expenses as set forth in the registration rights agreement described in this prospectus.

Investing in the debentures or in our common stock involves risks.

See “ Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission. The securities described in this prospectus may be offered and sold by the selling security holders using this prospectus from time to time as described the “Plan of Distribution” beginning on page 52. You should carefully read this prospectus and the information described under the heading “Incorporation by Reference” beginning on page 18 and “Where You Can Find More Information” on page 18.

You should rely only on the information contained in, or incorporated by reference in, this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

PROSPECTUS SUMMARY

This summary highlights certain information concerning our business and this offering. It does not contain all of the information that may be important to you and to your investment decision and is qualified in its entirety by, and should be read in conjunction with, the more detailed information about us and the debenture in this prospectus, including the section entitled “Risk Factors,” along with our business information, our financial information and other documents incorporated by reference in this prospectus.

LSB Industries, Inc.

LSB Industries, Inc. (the “Company,” “we,” “us,” or “our”) was formed in 1968 as an Oklahoma corporation, and became a Delaware corporation in 1977. We are a diversified holding company operating through our subsidiaries. Our wholly-owned subsidiary, ThermaClime, Inc. (“ThermaClime”) through its subsidiaries, owns substantially all of our core businesses consisting of the:

•

climate control business, which is engaged in the manufacturing and selling of a broad range of heating, ventilation and air conditioning products used in commercial and residential new building construction, renovation of existing buildings and replacement of existing systems; and

•	chemical business, which is engaged in the manufacturing and selling of chemical products produced from three plants in Texas, Arkansas and Alabama for the industrial, mining and agricultural markets.

Company Information

Our executive offices are located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, telephone (405) 235-4546. Our Web site is located at www.lsb-okc.com. The information on our Web site is not part of this prospectus and should not be considered in your decision to invest in the debentures or our common stock.

THE OFFERING

Issuer	LSB Industries, Inc.

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in this prospectus, or in any amendment or supplement to this prospectus. See “Selling Security Holders.”

Securities covered by this prospectus	$60,000,000 aggregate principal amount of 5.5% convertible senior subordinated debentures due 2012.

2,746,500 shares of common stock, par value $0.10 per share.

Maturity date of debentures	July 1, 2012, unless earlier converted, redeemed or repurchased.

Interest on debentures	5.5% per annum on the principal amount, from June 28, 2007, payable semi-annually in arrears in cash on January 1 and July 1 of each year, beginning January 1, 2008.

Ranking of debentures	The debentures are unsecured and subordinated in right of payment to the prior payment in full of all of our existing and future senior indebtedness. The debentures are also subordinated to all other present or future liabilities, including trade payables, of our subsidiaries. As of June 30, 2007, we had approximately $125.0 million of senior indebtedness outstanding, including approximately $62.6 million of indebtedness of our subsidiaries which we have guaranteed, and our subsidiaries’ had other outstanding liabilities of approximately $59.4. Therefore, as of June 30, 2007, the debentures are effectively subordinate to a total of approximately $184.4 million of senior indebtedness, including the liabilities of our subsidiaries. See “Risk Factors.” Neither we nor our subsidiaries are prohibited from incurring additional debt, including senior indebtedness, under the indenture.

Conversion of debentures	The debentures are convertible by holders in whole or in part into shares of our common stock, at any time prior to their maturity on July 1, 2012. The conversion rate of debentures for holders electing to convert all or any portion of a debenture will be 36.4 shares per $1,000 principal amount of debentures (representing a conversion price of $27.47 per share). The conversion rate is subject to adjustment in certain circumstances. If a holder elects to convert its debentures in connection with certain changes in control, as defined herein, which occur prior to the maturity date, the holder will be entitled to receive additional shares of our common stock as a make-whole premium upon conversion under certain circumstances. See “Description of Debentures-Conversion of debentures.”

Sinking fund as to debentures	None.

Optional redemption of debentures	Beginning July 2, 2010, we may redeem the debentures either in whole or in part, upon at least 30 and not more than 60 days’ notice, at a redemption price, payable at our option in cash or, subject to certain conditions (see “— Payment of debentures in shares” below), shares of our common stock, equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if: (1) the closing sale prices of our common stock for at least 20 of the 30 consecutive trading days ending on the trading day prior to the date we mail a notice of redemption, exceeds 115% of the adjusted conversion price of the debenture; (2) our common stock is listed on The New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (each, an “Eligible Market”), no suspension of trading thereof has occurred and no delisting or suspension of trading thereof is then pending or threatened; and (3) a shelf registration statement covering resales of the debentures and the common stock issuable upon conversion of the debentures is effective and expected to remain effective and available for use during the 30 days following the redemption date, unless registration is no longer required, and such shares of common stock may be issued without violating Section 713(a) of the Amex Company Guide or any successor provision thereof or, if our common stock is then traded on another Eligible Market, any similar rule of such market. See “Description of Debenture—Optional redemption by LSB.”

Payment of debentures in shares	We may elect to pay the redemption price in shares of our common stock if, on the date of redemption: (1) our common stock is listed on an Eligible Market; (2) the shares used to pay the redemption price are freely tradeable; and (3) we receive certain required opinions of counsel. Payments made with shares of our common stock will be valued at 95% of the weighted average of the closing sale prices of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the redemption date. We will publicly announce the number of shares of our common stock to be paid as the redemption price, per each $1,000 principal amount of debentures to be redeemed, not later than the fourth trading day prior to the redemption date.

We may elect to pay, at maturity, up to 50% of the principal amount of the debentures, plus accrued and unpaid interest due thereon at maturity, in shares of our common stock if, on the maturity date: (1) our common stock continues to be listed on an Eligible Market, (2) the shares used to pay the debentures and any interest thereon are freely tradeable, and (3) we receive certain required opinions of counsel. Payments made with our shares of common stock will be valued at 95% of the weighted average of the closing prices of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the maturity date. We will publicly announce the number of shares of our common stock to be paid per each $1,000 principal amount of debentures on the maturity date, not later than the fourth trading day prior to the maturity date.

Repurchase of debentures at the option of the holder upon a designated event	If a designated event (as described under “Description of Debentures-Repurchase at option of the Holder upon a designated event”) occurs prior to maturity, holders may require us to purchase, in cash, all or part of the holder’s debentures at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest thereon to, but excluding, the repurchase date.

Make-whole premium of debentures	If a fundamental change occurs on or before June 30, 2010, we will pay a make-whole premium on the debentures converted in connection with the fundamental change, payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the fundamental change. The amount of the make-whole premium, if any, will be based on the stock price in the fundamental change transaction and the date of the fundamental change transaction. A description of how the make-whole premium will be determined and a table showing the make-whole premium that would apply at various stock prices and effective dates is set forth under “Description of Debentures—Conversion of debentures—Make-whole premium.”

Use of Proceeds	We will not receive any proceeds from the sale made from time to time under this prospectus by the selling security holders of the debentures or our common stock. However, we will receive the exercise price of the warrants upon exercise of the warrants, which we will use for general corporate purposes. See “Use of Proceeds.”

Registration rights	We entered into a registration rights agreement with each selling security holder that originally purchased debentures and have filed a registration statement of which this prospectus is a part with the SEC covering the resale of the debentures and the common stock issuable upon conversion of the debentures. We agreed to use commercially reasonable efforts to have the registration statement declared effective and to keep the registration statement effective until July 1, 2010. See “Description of Debentures—Registration rights of the debenture holders.”

Pursuant to a registration rights agreement, dated March 25, 2003 with Jayhawk Institutional and certain of its affiliates, Jayhawk Institutional exercised its piggyback registration rights to include in the registration statement, of which this prospectus is a part, 450,000 shares of common stock owned by Jayhawk Institutional and 112,500 issuable to Jayhawk Institutional upon exercise of warrants. See “Description of Capital Stock—Registration rights.”

Absence of a Public Market for the Debentures	We cannot assure you that any active or liquid market will develop for the debentures. See “Plan of Distribution.”

Trading	We do not intend to apply to list the debentures on any national securities exchange or to include the debentures in any automated quotation system. Qualified institutional buyers may trade the debentures in the PORTAL MarketSM. The debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL MarketSM.

Trustee, Paying Agent and Custodian Agent for debentures	UMB Bank, n.a.

American Stock Exchange Symbol for our common stock	Our common stock is quoted on the AMEX under the symbol “LXU.”

Transfer Agent for our common stock	UMB Bank, n.a.

Risk Factors	You should read the “Risk Factors” section, beginning on page 8 of this prospectus, to understand the risks associated with an investment in the debentures or our common stock.

RISK FACTORS

An investment in the debentures or our common stock involves a high degree of risk. There are a number of factors associated with our business that could affect your decision to invest in the debentures or any common stock issuable upon conversion of the debentures. The following discussion describes the material risks currently known to us. However, additional risks that we do not know about or that we currently view as immaterial may also impair our business or adversely affect an investment in the debentures or any common stock issuable upon conversion of the debentures. You should carefully consider the risks described below, together with other information contained in, or incorporated by reference into, this prospectus before making a decision to invest in the debentures or any common stock offered under this prospectus by the selling security holders.

Risks related to us and our business

Cost and availability of raw materials could materially affect our profitability and liquidity.

Our chemical business’ sales and profits are heavily affected by the costs and availability of its primary raw materials. Anhydrous ammonia and natural gas, which are purchased from unrelated third parties, represent the primary raw material feedstocks in the production of most of the products of the chemical business. The primary material utilized in anhydrous ammonia production is natural gas, and fluctuations in the price of natural gas can have a significant effect on the cost of anhydrous ammonia. Historically, there has been volatility in the cost of anhydrous ammonia and natural gas, and in many instances we were unable to increase our sales prices to cover all of the higher anhydrous ammonia and natural gas costs incurred. Although our chemical business has begun a program to enter into contracts with certain customers that provide for the pass-through of raw material costs, we have a substantial amount of sales that do not provide for these pass-throughs. Thus, in the future, our chemical business may not be able to pass along to all of its customers the full amount of increases in anhydrous ammonia and natural gas costs. We have suspended in the past, and may in the future suspend, production at our chemical facilities due to, among other things, the high cost or unavailability of such primary raw materials. Accordingly, our results of operations and financial condition have in the past been, and could in the future be, materially affected by cost increases or unavailability of such raw materials, including anhydrous ammonia and natural gas. We are unable to predict, as of the date of this prospectus, the impact, if any, to us and our earnings if the price of anhydrous ammonia and natural gas is high and we are unable to increase our sales prices to cover the full amount of the high cost of these raw materials.

In addition, our climate control business depends on raw materials such as copper and steel, which have recently shown considerable price volatility. While we periodically enter into fixed-price contracts on copper to hedge against price increases, there can be no assurance that our climate control business will effectively manage against price fluctuations in copper and other raw materials or that future price fluctuations in copper and other raw materials will not have an adverse effect on our financial condition, liquidity and results of operations. Our climate control business depends on certain suppliers to deliver the key components that are required in the production of its products. Any disruption in such supply could result in lost production or delayed shipments, which could materially affect our operations and cash flow.

In recent years our chemical business has been unable to generate significant positive cash flows.

Due, in part, to lower than optimum sales levels, margin problems and extensive capital expenditures, our chemical business has not generated significant positive cash flows in recent years. Continuing significant cash flow expenditures by this business could have a material adverse effect on our financial condition and liquidity.

Our climate control business and its customers are sensitive to economic cycles.

Our climate control business is affected by cyclical factors, such as interest rates, inflation and economic downturns. Our climate control business depends on sales to customers in the commercial construction and renovation industries, which are particularly sensitive to these factors. A decline in the economic activity in the United States has in the past, and could in the future, have a material adverse effect on our customers in the commercial construction and renovation industries in which our climate control business sells a substantial amount of its products. Such a decline could result in a decrease in revenues and profits, and an increase in bad debts, in our climate control business.

Weather conditions adversely affect our chemical business.

The agricultural products produced and sold by our chemical business have been in the past and will continue in the future, to be materially affected by adverse weather conditions outside of our control (such as excessive rains or drought) in the primary markets for our fertilizer and related agricultural products. If any of these unusual weather events occur during the primary seasons for sales of our agricultural products (March-June and September-November), this could have a material adverse effect on the agricultural sales of our chemical business and our financial condition and results of operation.

Environmental and regulatory matters entail significant risk for us.

Our chemical business is subject to numerous environmental laws and regulations. The manufacture and distribution of chemical products are activities which entail environmental risks and impose obligations under environmental laws and regulations, many of which provide for substantial fines and potential criminal sanctions for violations. Our chemical business has in the past, and may in the future, be subject to fines, penalties and sanctions for violations of environmental laws and substantial expenditures for cleanup costs and other liabilities relating to the handling, manufacture, use, emission, discharge or disposal of pollutants or other substances at or from the chemical business’ facilities. Further, a number of our chemical business’ facilities are dependent on environmental permits to operate, the loss of which could have a material adverse effect on its operations and our financial condition.

We may be required to expand our security procedures and install additional security equipment for our chemical business in order to comply with the Homeland Security Act of 2002 and possible future government regulation.

The chemical industry in general, and producers and distributors of ammonium nitrate specifically, are scrutinized by the government, industry and public on security issues. Under the Homeland Security Act of 2002, as well as current and proposed regulations, we may be required to incur substantial additional costs relating to security at our chemical facilities and distribution centers and security for the transportation of our products. These costs could have a material impact on our financial condition and results of operations.

A substantial portion of our sales is dependent upon a limited number of customers.

During 2006, six customers of our chemical business accounted for 54% of the net sales of our chemical business and 29% of our consolidated sales, and our climate control business had one customer that accounted for 16% of the net sales of our climate control business and 7% of our consolidated sales. The loss of, or a material reduction in purchase levels by, one or more of these customers could have a material adverse effect on our business and our results of operations, financial condition and liquidity if we are unable to replace a customer on substantially similar terms.

Our working capital requirements fluctuate because of the seasonal nature of our chemical business’ agricultural products.

Because of the seasonal nature of our chemical business’ agricultural products, our working capital requirements are significantly higher at certain times of the year due to increases in inventories of ammonium nitrate, UAN and other agricultural products prior to the beginning of each planting season. If additional working capital is required and not available under our revolving credit facility, this could have a negative impact on our other operations, including our climate control business.

There is intense competition in the climate control and chemical industries.

Substantially all of the markets in which we participate are highly competitive with respect to product quality, price, design innovations, distribution, service, warranties, reliability and efficiency. We compete with a number of established companies that have greater financial, marketing and other resources than we have and are less highly leveraged than we are. Competitive factors could require us to reduce prices or increase spending on product development, marketing and sales that would have a material adverse effect on our business, results of operation and financial condition.

We are effectively controlled by the Golsen Group.

Jack E. Golsen, our Chairman of the Board and CEO, members of his immediate family (spouse and children), including Barry H. Golsen, our Vice Chairman and President, entities owned by them and trusts for which they possess voting or dispositive power as trustee (the “Golsen Group”) owned as of August 21, 2007, an aggregate of 3,713,143 shares of our common stock and 1,020,000 shares of our voting preferred stock (1,000,000 of which shares have ..875 votes per share, or 875,000 votes), which together represented approximately 21.5% of the voting power of our issued and outstanding voting securities as of that date. At such date, the Golsen Group also beneficially owned options, rights and other convertible preferred stock that allowed its members to acquire an additional 293,000 shares of our common stock within 60 days of August 21, 2007. If the Golsen Group were to acquire the additional 293,000 shares of common stock, the Golsen Group would, in the aggregate, beneficially own 4,901,143 shares of voting securities representing approximately 22.5% of the issued and outstanding shares of our voting securities (common and preferred). These amounts do not include 23,083 shares of our Series 2 $3.25 convertible, exchangeable Class C preferred stock, no par value (“Series 2 Preferred”) owned by members of the Golsen Group, which are scheduled to be redeemed by us on August 27, 2007, pursuant to the notice of redemption issued to all holders of Series 2 Preferred on July 12, 2007. Thus, the Golsen Group may be considered to effectively control us. As a result, the ability of other stockholders to influence our management and policies could be limited.

Loss of key personnel could negatively affect our business.

We believe that our performance has been and will continue to be dependent upon the efforts of our principal executive officers. We cannot promise you that our principal executive officers will continue to be available. Jack E. Golsen has an employment agreement with us. No other principal executive has an employment agreement with us. The loss of one or more of our principal executive officers could have a material adverse effect on us. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel.

We may have inadequate insurance.

While we maintain liability insurance, including certain coverage for environmental contamination, it is subject to coverage limits and policies may exclude coverage for some types of damages. Although there may currently be sources from which such coverage may be obtained, it may not continue to be available to us on commercially reasonable terms or the possible types of liabilities that may be incurred by us may not be covered by our insurance. In addition, our insurance carriers may not be able to meet their obligations under the policies or the dollar amount of the liabilities may exceed our policy limits. Even a partially uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, results of operations, financial condition and liquidity.

Our warranty claims are not generally covered by our insurance.

The development, manufacture, sale and use of products by our climate control business involve a risk of warranty and product liability claims. Warranty claims are not generally covered by our product liability insurance and there may be types of product liability claims that are not covered by our product liability insurance. A successful warranty or product liability claim not covered by our insurance could have a material adverse effect on our business, results of operations, financial condition and liquidity.

We have not paid dividends on our outstanding common stock in many years and have a substantial amount of accrued and unpaid dividends on our outstanding series of cumulative preferred stock.

We have not paid cash dividends on our outstanding common stock in many years, and since January 1, 1999, through December 31, 2005, we did not pay any accrued dividends on our outstanding cumulative preferred stock. We intend to retain most of our future earnings, if any, to provide funds for our operations and/or expansion of our business. However, during each quarter in 2006, our board of directors declared nominal dividends on certain outstanding series of our preferred stock, as follows: $.10 per share on the then outstanding shares of our Series 2 Preferred, $.37 per share on our outstanding Series B 12% Cumulative Convertible Preferred (“Series B Preferred”), and $.31 per share on our outstanding convertible, noncumulative preferred stock (“Noncumulative Preferred”). These dividends are not for the full amount of the required quarterly dividends pursuant to the terms of our outstanding series of preferred stock. We have not paid any dividends on our outstanding preferred stock in 2007.

As of August 21, 2007, there were approximately $2.8 million of accrued and unpaid dividends on our outstanding preferred stock. We have given notice of redemption of all outstanding shares of our Series 2 Preferred. Except with respect to shares of our Series 2 Preferred that were converted on or prior to August 17, 2007, we intend to pay the accrued and unpaid dividends on our outstanding preferred stock utilizing a portion the net proceeds of our sale of the debentures, including approximately $2.1 million of accrued and unpaid dividends on our Series B Preferred and our Series D, 6% Cumulative, Convertible Class C Preferred Stock, no par value (“Series D Preferred”), all of which are owned by the Golsen Group. In addition, on July 12, 2007, we mailed a notice of redemption to all holders of record of our Series 2 Preferred. The redemption date is scheduled for August 27, 2007, and the redemption price is $50.00 per share of Series 2 Preferred, plus $26.25 per share in accrued and unpaid dividends pro-rata to the date of redemption, except no accrued and unpaid dividends will be paid on the shares of Series 2 Preferred converted into common stock. On or before August 17, 2007, all but 25,820 shares of Series 2 Preferred were converted into shares of common stock. The 25,820 remaining shares of Series 2 Preferred will be redeemed using a portion of the proceeds from our issuance of the debentures.

There are no assurances that we will in the future pay any additional quarterly dividends on any of our outstanding shares of preferred stock. We do not anticipate paying cash dividends on our outstanding common stock in the foreseeable future, and until all accrued and unpaid dividends are paid on, or no dividends are required to be paid on, our outstanding cumulative preferred stock, no dividends may be paid on our common stock. In the event of our liquidation, winding up or dissolution, there can be no distributions on our common stock until all of the liquidation preference and stated value amounts of our outstanding preferred stock and all accrued and unpaid dividends due on our outstanding cumulative preferred stock are paid in full. Further, not paying all of cumulative accrued dividends on our outstanding preferred stock could adversely affect the marketability of our common stock and our ability to raise additional equity capital.

Terrorist attacks and other acts of violence or war, including the military conflict in Iraq and natural disasters (such as hurricanes), have and could negatively impact U.S. and foreign companies, the financial markets, the industries where we operate and our operations and profitability.

Terrorist attacks and natural disasters (such as hurricanes) have in the past, and can in the future, negatively affect our operations and your investment. We cannot predict further terrorist attacks and natural disasters in the United States and elsewhere. These attacks or natural disasters have contributed economic instability in the United States and elsewhere, and further acts of terrorism, violence, war or natural disasters could further affect the industries where we operate, our ability to purchase raw materials, and our business, results of operations and financial condition. In addition, terrorist attacks and natural disasters may directly impact our physical facilities, especially our chemical facilities, or those of our suppliers or customers and could impact our sales, our production capability and our ability to deliver products to our customers. In the past, hurricanes affecting the Gulf Coast of the United States have resulted in damages to, or shutdown of, the gas pipeline to our Cherokee facility, resulting in that facility being shut down for several weeks. Terrorist attacks or hostilities or natural disasters and their consequences are unpredictable, and we may not be able to foresee events that could have an adverse effect on our operations or your investment.

Our net loss carryovers are subject to various limitations and have not been approved by the Internal Revenue Service.

Our net loss carryovers have resulted from certain losses in prior years, and we anticipate they may be used to reduce the federal income tax payments which we would otherwise be required to make with respect to income, if any, generated in future years. We had available regular-tax net operating loss carryovers of approximately $51.2 million at December 31, 2006. The use of the net operating loss carryovers is, however, subject to certain limitations and will expire to the extent not utilized, beginning in 2019. In addition, the amount of these carryovers has not been audited or approved by the Internal Revenue Service, and, accordingly, the amount of such carryovers could be reduced as a result of audits in the future.

Restatements and amendments to our 2004 audited financial statements and certain matters related to our disclosure controls and procedures may lead to legal exposure.

In response to comments from the SEC, and as a result of changes we made internally, we restated and amended our 2004 audited financial statements and on December 30, 2005 filed a Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004. As a result of the restatement and amendments to our 2004 audited financial statements and SEC comments, we also filed on December 30, 2005, an amended Form 10-Q/A for each of the quarters ended March 31, 2005 and June 30, 2005.

As a result of this restatement to our 2004 financial statements, we also revised our 2004 Form 10-K and first two quarters 2005 Form 10-Qs to provide that our disclosure controls and procedures were not effective as of December 31, 2004, March 31, 2005 and June 30, 2005, in our Form 10-K/A and Forms 10-Q/A, as a result of assessing that the change from the LIFO method to the FIFO method of accounting was not material resulting in the decision at the time of the change not to disclose and not to restate the prior years financial statements. We believe that during December 2005, we addressed the weakness to our disclosure controls and procedures by, among other things, establishing a Disclosure Committee to maintain oversight activities and to examine and reevaluate our policies, procedures and criteria to determine materiality of items relative to our financial statements taken as a whole.

In addition, the SEC is conducting an informal inquiry of us relating to the change in inventory accounting from LIFO to FIFO resulting in the restatement of our financial statements, and, at this time, we do not know if the informal inquiry:

•	will rise to the level of an investigation or proceeding, or

•	will result in an enforcement action, if any, by the SEC.

We are a holding company and depend, in large part, on receiving funds from our subsidiaries to fund our indebtedness.

Because we are a holding company and operations are conducted through our subsidiaries, principally ThermaClime and its subsidiaries, our ability to make scheduled payments of principal and interest on our indebtedness depend on operating performance and cash flows of our subsidiaries and the ability of our subsidiaries to make distributions and pay dividends to us. Under its loan agreements, ThermaClime and its subsidiaries may only make distributions and pay dividends to us under limited circumstances and in limited amounts. If ThermaClime is unable to make distributions or pay dividends to us, or the amounts of such distributions or dividends are not sufficient for us to service our debts, we may not be able to pay the principal or interest, or both, due on our indebtedness.

We are subject to a variety of factors that could discourage other parties from attempting to acquire us.

Our certificate of incorporation provides for a staggered board of directors and, except in limited circumstances, a two-thirds vote of outstanding voting shares to approve a merger, consolidation or sale of all, or substantially all, of our assets. In addition, we have entered into severance agreements with our executive officers and some of the executive officers of our subsidiaries that provide, among other things, that if, within a specified period of time after the occurrence of a change in control of our company, these officers are terminated, other than for cause, or the officer terminates his employment for good reason, we must pay such officer an amount equal to 2.9 times the officer’s average annual gross income for the last five years preceding the change in control. We have further adopted a preferred share purchase rights plan.

We have authorized and unissued (including shares held in treasury) 54,425,412 shares of common stock and 4,203,595 shares of preferred stock as of August 21, 2007. These unissued shares could be used by our management to make it more difficult, and thereby discourage an attempt to acquire control of us.

We have further adopted a preferred share purchase plan, which is designed to ensure that all of our stockholders receive fair and equal treatment in the event of a proposed takeover or abusive tender offer. See “Description of Capital Stock—Preferred share purchase rights.”

The foregoing provisions and agreements are designed to discourage a tender offer or proxy contest for control of us and could have the effect of making it more difficult to remove incumbent management.

Delaware has adopted an anti-takeover law which, among other things, will delay for three years business combinations with acquirers of 15% or more of the outstanding voting stock of publicly-held companies (such as us), unless (a) the acquirer owned at least 85% of the outstanding voting stock of such company prior to commencement of the transaction, or (b) two-thirds of the stockholders, other than the acquirer, vote to approve the business combination after approval thereof by the board of directors, and (c) the stockholders decide to opt out of the statute.

A substantial stockholder that we consider an “affiliate” has threatened to bring legal proceedings against us in connection with the scheduled redemption of our Series 2 Preferred.

The redemption of our outstanding shares of Series 2 Preferred is scheduled for August 27, 2007. The terms of our Series 2 Preferred require us to pay, in cash, a redemption price for each share redeemed of $50.00 per share (or $9.7 million in the aggregate), plus $26.25, representing accrued and unpaid dividends thereon pro-rata to the date of redemption. As of August 21, 2007, approximately $0.7 million of dividends were accrued and unpaid on the 25,820 shares of Series 2 Preferred outstanding as of that date. The Certificate of Designations for the Series 2 Preferred provides, and it is our position, that the holders of the Series 2 Preferred that elected to convert shares of Series 2 Preferred into our common stock prior to the scheduled redemption pursuant to the terms of the Series 2 Preferred are not entitled to receive payment of any accrued and unpaid dividends on the shares so converted.

Kent C. McCarthy, an individual, Jayhawk Capital Management Company, LLC, a Delaware limited liability company, Jayhawk Investments Company, L.P., a Delaware limited partnership, and Jayhawk Institutional Partners, L.P., a Delaware limited partnership and a Selling Security Holder under this prospectus (“Jayhawk Institutional”) (collectively, the “Jayhawk Group”) is an affiliate and our second largest stockholder. On or before August 17, 2007, the Jayhawk Group converted 155,012 shares of Series 2 Preferred into 671,046 shares of our common stock pursuant to the terms of the Series 2 Preferred. Prior to conversion, approximately $4.0 million of dividends were accrued and unpaid on such shares of Series 2 Preferred. The Jayhawk Group has advised us that, if the Jayhawk Group converts its holding of Series 2 Preferred in connection with the redemption of the Series 2 Preferred, the Jayhawk Group may bring legal proceedings against us for all accrued and unpaid dividends on the shares of Series 2 Preferred converted by the Jayhawk Group after receiving a notice of redemption.

Risks related to the debentures and common stock:

We are a highly leveraged company, which could affect our ability to pay our outstanding indebtedness, obtain additional financing, and fund our operations, and may place us at a competitive disadvantage.

We have a substantial amount of debt outstanding. At June 30, 2007, after giving effect to our sale of $60 million aggregate principal amount of the debentures, our aggregate consolidated debt was approximately $124.5 million, resulting in total debt as a percentage of total capitalization of 63.2%. The amounts of our indebtedness and the indebtedness of our subsidiaries and our total debt as a percentage of total capitalization, as of June 30, 2007, are based on unaudited numbers.

The degree to which we are leveraged could have important consequences to holders of the debentures, including the following:

•	our ability to obtain additional financing in the future for refinancing indebtedness, acquisitions, working capital, capital expenditures or other purposes may be impaired;

•

funds available to us for our operations and general corporate purposes or for capital expenditures will be reduced because a substantial portion of our consolidated cash flow from operations could be dedicated to the payment of the principal and interest on our indebtedness;

•	we may be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•

the agreements governing our long-term indebtedness, including indebtedness under the debentures, and those of our subsidiaries (including indebtedness under the debentures) and bank loans contain certain restrictive financial and operating covenants;

•	an event of default, which is not cured or waived, under financial and operating covenants contained in these debt instruments could occur and have a material adverse effect on us; and

•	we may be more vulnerable to a downturn in general economic conditions.

Our ability to make principal and interest payments, or to refinance indebtedness, including the debentures, will depend on our future operating performance and cash flow, which are subject to prevailing economic conditions and other factors affecting us, many of which are beyond our control.

The debentures are contractually subordinated to all of our senior debt and are effectively subordinated to all of our secured debt and to all of the debt and other liabilities of our subsidiaries.

The debentures are our general unsecured obligations and are contractually subordinated to all of our existing and future senior debt, including obligations relating to credit facilities of our subsidiaries that we have guaranteed. As of June 30, 2007, our senior debt, including our subsidiaries’ debt which we have guaranteed totaled approximately $122.6 million. Upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the debentures. In addition, all payments on the debentures will be blocked in the event of a payment default on our senior debt and may be blocked for up to 179 days in the event of certain non-payment defaults on designated senior debt.

The debentures are not secured by any of our assets, and therefore will be effectively subordinated to all of our secured debt. In addition, future debt that we incur, including accounts payable and other liabilities incurred in obtaining goods and services, may be secured by our assets. If we become insolvent or are liquidated, or if payment of any of our secured debt is accelerated, the holders of that secured debt will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such debt to satisfy such debt. In any such case, our remaining assets may be insufficient to repay the debentures.

The debentures are obligations exclusively of LSB Industries, Inc. Since we are a holding company and most of our operations are conducted through our wholly owned subsidiaries, principally ThermaClime and its subsidiaries, the cash flow and the consequent ability to service debt, including the debentures, are dependent upon the earnings of such subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by, those subsidiaries to us. Our subsidiaries have no obligation to pay any amounts due pursuant to the debentures or to make any funds available therefore. Additionally, under its loan agreements, ThermaClime and its subsidiaries may only make distributions and pay dividends to us under limited circumstances and in limited amounts. If ThermaClime is unable to make distributions or pay dividends to us, or the amounts of such distributions or dividends are not sufficient for us to service our debts, we may not be able to pay the principal or interest, or both, due on our indebtedness, including the debentures.

Any right we have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors). There are no restrictions in the indenture on the creation of additional senior indebtedness (or any indebtedness).

The amounts of our indebtedness and the indebtedness of our subsidiaries as of June 30, 2007, are based on unaudited numbers.

We may be unable to purchase the debentures for cash following a designated event.

Holders of the debentures have the right to require us to repurchase the debentures upon the occurrence of a designated event prior to maturity as described under the heading “Description of Debentures—Repurchase at option of the holder upon a designated event.” Any of our future debt agreements may contain a similar provision. We may not have sufficient funds to make the required repurchase in cash at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the debentures may be limited by law or the terms of other agreements relating to our debt outstanding at the time. However, if we fail to repurchase the debentures as required by the indenture, it would constitute an event of default under the indenture governing the debentures which would cause a default in one or more of our senior credit facilities. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a designated event under the indenture governing the debentures and thus not permit the holders of the debentures to require us to repurchase or redeem the debentures.

There is currently no public market for the debentures, and an active trading market may not develop for the debentures. The failure of a market to develop for the debentures could adversely affect the liquidity and value of the debentures.

The debentures are a new issue of securities, and there is no existing market for the debentures. Although the debentures are eligible for trading in The PORTAL MarketSM, we do not intend to apply for listing of the debentures on any securities exchange or for quotation of the debentures on any automated dealer quotation system. In addition, debentures sold using this prospectus will no longer be eligible for trading in the PORTAL MarketSM. A market may not develop for the debentures, and if a market does develop, it may not be sufficiently liquid for your purposes. If an active, liquid market does not develop for the debentures, the market price and liquidity of the debentures may be adversely affected. Debentures traded after their initial issuance may trade at a discount from their face amount.

The liquidity of the trading market, if any, and future trading prices of the debentures will depend on many factors, including, among other things, the market price of our common stock, our ability to register the resale of the debentures, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. The market for the debentures may be subject to disruptions, which could have a negative effect on the holders of the debentures, regardless of our operating results, financial performance or prospects.

Resale of the debentures and the common stock issuable upon conversion of the debentures is subject to significant restrictions.

Although we are required to register the resale by the holders of the debentures and the common stock into which the debentures are convertible, along with certain shares of common stock owned by Jayhawk Institutional and issuable to Jayhawk Institutional upon the exercise of warrants, such registration may not be available at all times. We are not currently eligible to register the resale of the debentures and the common stock included in this prospectus on Form S-3, and, therefore, registered the resale of these securities on Form S-1. As a result, under certain circumstances, we must update the registration statement for the resale of such debentures and common stock by filing post-effective amendments to the registration statement that will not be effective until each is declared effective by the SEC. Between the time it is determined that the registration statement must be updated by a post-effective amendment and the time the SEC declares the applicable post-effective amendment effective, the registration statement will not be available for use and the price of our common stock could decline during that time. The SEC has broad discretion to determine whether any registration statement (including and post-effective amendment) will be declared effective and may delay or deny the effectiveness of any registration statement or post effective amendment filed by us for a variety of reasons. Selling security holders also may be subject to restrictions and potential liability under the Securities Act of 1933, as amended (the “Securities Act”). See “Description of Debentures—Registration rights of the debenture holders and “Description of Capital Stock—Registration rights.”

The debentures do not restrict our ability to incur additional debt, repurchase our securities or to take other actions that could negatively impact holders of the debentures.

We are not restricted under the terms of the debentures from incurring additional debt, including secured debt, or repurchasing our securities. In addition, the limited covenants applicable to the debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due. Certain of our other debt instruments may, however, restrict these and other actions. See “Description of Debentures - Subordination of debentures.”

Determination of debenture terms

The conversion rate of the debentures is initially 36.4 shares per $1,000 principal amount of debentures, representing an initial conversion price of $27.47, subject to adjustment. There can be no assurance that the market price of our common stock will ever reach or exceed the representative price at which the debentures may be converted into shares of common stock. In addition, our right to redeem the debentures or pay the debentures at maturity in our common stock is not conditioned upon the closing sale price of our common stock exceeding the then effective conversion price of the debentures. Because the value of the common stock will be determined before the redemption date, or the maturity date, if we specify that we will make payment of the redemption price or a portion of the principal and accrued interest thereon of the debentures at the maturity date in shares of our common stock, holders of debentures bear the market risk that our common stock will decline in value between the date of such determination and the redemption date or the maturity date, whichever is applicable. In addition, holders will not know the exact number of shares of common stock to be received upon redemption or maturity until the fourth trading day prior to the redemption date or maturity date, whichever is applicable. The conversion price, redemption price and the other terms of the debentures have been determined by negotiation between the placement agent and us. See “Description of the Debentures.”

The price of our common stock, and therefore of the debentures may fluctuate significantly; and this may make it difficult for you to resell the debentures and/or our common stock when you want or at prices you find attractive.

The price of our common stock on the American Stock Exchange constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the debentures are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the debentures. This may make it difficult for you to resell the debentures and/or our common stock when you want or at prices you find attractive.

Future issuances and sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock, the value of the debentures, our ability to raise funds in new stock offerings and may dilute your percentage interest in our common stock.

Future issuances and sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such issuances or sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future issuances or sales of shares of common stock or the availability of shares of common stock for future issuance, will have on the trading price of our common stock or the value of the debentures. Such future issuances could also significantly reduce the percentage ownership of our existing common stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. All statements in this prospectus and such incorporated information other than statements of historical fact are forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which could cause actual results and performance of the Company to differ materially from such statements. Such forward-looking statements relate to statements about our business strategies, our expected financial position and operating results, the projected size of our markets and our financing plans and similar matters, including, but not limited to, the forward-looking statements described in the following, under the heading “Special Note Regarding Forward Looking Statements,” each of which is hereby incorporated herein by reference:

(a)	the “Special Note Regarding Forward Looking Statements” contained in our Annual Report on Form 10-K for the year ended December 31, 2006;

(b)	the “Special Note Regarding Forward Looking Statements” contained in our Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2006;

(c)	the “Special Note Regarding Forward-Looking Statements” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

(d)	the “Special Note Regarding Forward-Looking Statements” contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

While we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this prospectus, including, but not limited to, the factors described in the above sections of our Annual Report on Form 10-K for the year ended December 31, 2006, Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2006, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “project” and similar expressions, as they relate to us, our management, and our industry are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Actual results may differ materially. Some of the risks, uncertainties and assumptions about us that may cause actual results to differ from the results in these forward-looking statements are described in “Risk Factors” contained herein and/or in our Form 10-K for the year ended December 31, 2006, our Form 10-K/A for the year ended December 31, 2006, our Form 10-Q for the quarter ended March 31, 2007, or our Form 10-Q for the quarter ended June 30, 2007, each of which is incorporated by reference herein.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

INCORPORATION BY REFERENCE

We have elected to incorporate by reference certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC:

•

Our 2006 Annual Report on Form 10-K, for the fiscal year ended December 31, 2006 (“2006 10-K”), which includes, without limitation, information with respect to our business, properties, legal proceedings, certain stockholder matters, financial statements, selected financial data, supplementary financial information, management’s discussion and analysis of financial condition and results of operations, dividend policy, and quantitative and qualitative disclosures about market risk;

•	Our Amendment No. 1 to 2006 Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2006 (“2006 10-K/A”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Our Current Reports on Form 8-K filed on January 12, January 29, February 9, March 6, March 13, March 26, May 1, May 7, June 29, July 16, August 9, and August 20, 2007;

•	Our Proxy Statement, filed on February 6, 2007, relating to the Special Meeting of Stockholders held March 6, 2007; and

•	Our Proxy Statement, filed on April 6, 2007, relating to the Annual Meeting of Stockholders held June 14, 2007.

These filings have not been included in or delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to us at the following:

LSB Industries, Inc.

P.O. Box 754

Oklahoma City, Oklahoma 73101-0754

Attention: Secretary

(405) 235-4546

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form S-1 (Registration No. 333-_________) including the exhibits, schedules and amendments to the registration statement under the Securities Act with respect to the debentures and shares of common stock to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to LSB Industries, the debentures, and the shares of common stock to be sold in this offering, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file periodic reports, proxy statements and other information with the SEC. You may read and copy all or any portion of the registration statement or any other information LSB Industries files at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site, http://www.sec.gov.

Such registration statement and other information filed by us may also be inspected at the American Stock Exchange offices located at 86 Trinity Place, New York, New York 10006-1872 and is available at AMEX’s website, www.amex.com. We furnish our shareholders with annual reports containing audited financial statements and make available quarterly reports for the first three quarters of each year containing unaudited interim financial information.

Our Internet address is www.lsb-okc.com. We make available, free of charge, on www.lsb-okc.com our annual report on Form 10-K, quarterly reports on Form l0-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

SUMMARY FINANCIAL DATA

The following summary financial data as of and for the fiscal years ended December 31, 2004, 2005, and 2006, are derived from our audited consolidated financial statements and the related notes, which appear in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended by our 2006 Form 10-K/A Amendment No. 1, filed July 18, 2007, to adjust net income for periods prior to 2007 for the change in accounting for major maintenance activities as prescribed under FASB Staff Bulletin No. AUG AIR-1. The summary financial data as of June 30, 2007, and for the six-month periods ended June 30, 2006 and 2007, are derived from our unaudited condensed consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the data presented for such periods. Such statements appear in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The results of operations for the six months ended June 30, 2007, are not necessarily indicative of the results to be expected for the full fiscal year. You should read the information set forth below in conjunction with the “Selected Financial Data” and our financial statements and the related notes, incorporated in this prospectus by reference to our SEC filings.

Consolidated statement of operations data:

(In thousands, except per share data)

	Years ended December 31,			Six months ended June 30,
	2004	2005	2006	2006	2007
Net sales	$363,984	$397,115	$491,952	$244,248	$304,141
Gross profit	52,622	66,766	90,862	44,974	66,709
Operating income	2,083	14,853	27,139	14,427	28,676
Interest expense	7,393	11,407	11,915	5,761	4,580
Income from continuing operations before cumulative effect of accounting changes	745	5,634	15,768	9,368	24,068
Net income	$209	$4,990	$15,515	$9,237	$24,039

Net income (loss) applicable to common stock	$(2,113)	$2,707	$12,885	$8,133	$18,634

	Years ended December 31,			Six months ended June 30,
	2004	2005	2006	2006	2007
Weighted average common Shares outstanding:
Basic	12,888	13,617	14,332	13,769	18,615
Diluted	12,888	14,907	20,872	20,914	21,950
Income (loss) per common share:
Basic:
Income (loss) from continuing operations before cumulative effect of accounting changes	$(0.12)	$0.25	$0.92	$0.60	$1.00
Net loss from discontinued operations	—	(0.05)	(0.02)	(0.01)	—
Cumulative effect of accounting change	(0.04)	—	—	—	—

Net income (loss)	$(0.16)	$0.20	$0.90	$0.59	$1.00

Diluted:
Income (loss) from continuing operations before cumulative effect of accounting changes	$(0.12)	$0.22	$0.77	$0.47	$0.87
Net loss from discontinued operations	—	(0.04)	(0.01)	(0.01)	—
Cumulative effect of accounting change	(0.04)	—	—	—	—

Net income (loss)	$(0.16)	$0.18	$0.76	$0.46	$0.87

Consolidated balance sheet data:

(In thousands)

	As of December 31,	As of June 30,
	2006	2007
Cash	$4,734	$30,884
Other current assets	$127,761	$142,090
Property, plant and equipment, net	$76,404	$78,453
Total assets	$219,927	$265,399
Redeemable preferred stock	$65	$58
Total current liabilities	$84,251	$64,771
Long-term debt (net of current portion)	$86,113	$121,738
Other liabilities	$5,929	$6,554
Total liabilities	$176,293	$193,063
Stockholders’ equity	$43,634	$72,336

RATIO OF EARNINGS TO FIXED CHARGES

Our historical consolidated ratio of earnings to fixed charges is presented below for the periods shown.

	Calendar Year Ended December 31,					Three Months Ended
	2002	2003	2004	2005	2006	March 31, 2007	June 30, 2007
Earnings(1):
The sum of:
Pre-tax income from continuing operations	$2,883	$3,686	$77	$5,007	$15,848	$10,977	$13,192
Fixed charges	13,476	10,882	11,955	15,593	15,858	3,484	2,947
Amortization of capitalized interest	—	—	—	—	—	—	—
Share of distributed income of 50% owned affiliate	115	60	250	488	875	180	200

Adjusted Earnings	$16,474	$14,628	$12,282	$21,088	$32,581	$14,641	$16,339

Fixed Charges(2):
The sum of
(i) Interest expensed	$8,218	$6,097	$7,393	$11,407	$11,915	$2,588	$1,992
(ii) Amortized premiums, discounts and capitalized expenses related to indebtedness (included in interest)	—	—	—	—	—	—	—
(iii) Estimate of Interest included in rental expense	5,258	4,785	4,562	4,186	3,943	896	955

Fixed Charges	$13,476	$10,882	$11,955	$15,593	$15,858	$3,484	$2,947

Ratio of earnings to fixed charges	1.2:1	1.3:1	1.0:1	1.4:1	2.0:1	4.2:1	5.5:1

(1)	During September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. AUG AIR-1 (“FSB”) adopting a new accounting principle as to the methods of accounting for planned maintenance activities (“Turnarounds”), effective for the periods beginning on and after January 1, 2007. We adopted the direct expensing method of accounting for Turnarounds pursuant to the new FSP. We have adjusted the Earnings, above, for periods prior to 2007 to reflect this change.

(2)	To estimate the amount of interest expense included in rental expense, we used various approaches, primarily the NPV approach for approximately 65% of the actual annual rent expense.

RECENT DEVELOPMENTS

The terms of our Series 2 Preferred provide that, if and so long as at least 140,000 shares of Series 2 Preferred are outstanding, whenever dividends on the Series 2 Preferred are in arrears and unpaid in an amount equal to at least six quarterly dividends (a) the number of members of our Board of Directors shall be increased by two effective as of the time of election of such directors, and (b) the Series 2 Preferred holders have the exclusive right to vote for and elect such two additional directors. In accordance with such terms of the Series 2 Preferred, in March 2002, the holders of the Series 2 Preferred elected Mr. Allen Ford and Mr. Grant Donovan to serve as members of the Board of Directors. The terms of the Series 2 Preferred provide that the term of office for such directors will terminate immediately upon the termination of the right of the Series 2 Preferred holders to vote for such directors, subject to the requirements of Delaware law.

All of the issued and outstanding shares of Series 2 Preferred were called for redemption by notice of redemption mailed to the holders of record of the Series 2 Preferred on July 12, 2007. On August 21, 2007, a total of 167,475 of the 193,295 outstanding shares of Series 2 Preferred were converted into 724,993 shares of common stock pursuant to the terms of the Series 2 Preferred. These conversions resulted in only 25,820 shares of Series 2 Preferred remaining outstanding as of that date. Because less than 140,000 shares of Series 2 Preferred remained outstanding, the right of the holders of the Series 2 Preferred to elect two directors automatically terminated at that time pursuant to the terms of the Series 2 Preferred. Accordingly, on August 21, 2007, the term of office expired for Mr. Ford and Mr. Donovan, our two directors elected by the Series 2 Preferred, and such individuals no longer serve as members of our Board of Directors.

Our common stock is traded on the AMEX, which requires that at least a majority of the directors on the board of directors of listed companies be “independent,” as defined by its rules. In anticipation of the termination of the right of the Series 2 Preferred to appoint two directors and the resulting termination of Mr. Ford and Mr. Donovan as members of our Board, on August 16, 2007, our Board of Directors elected two new independent directors in order to maintain a majority of independent directors as required by the AMEX rules. The two new directors are Mr. Robert A. Butkin and Mr. Ronald V. Perry. Our Board of Directors has determined that Mr. Butkin and Mr. Perry are “independent” as defined by the AMEX rules.

USE OF PROCEEDS

The debentures and shares of common stock to be offered and sold using this prospectus will be offered and sold by the selling security holders named in this prospectus or in a supplement to this prospectus. We will not receive any proceeds from these sales or from conversion of the debentures into shares of our common stock. However, we will receive the exercise price of any common stock we sell to Jayhawk Institutional upon exercise of the warrants. If all 112,500 shares of common stock issuable upon exercise of the warrants are exercised for cash at an exercise price of $3.49 per share, we would receive approximately $392,625 of total proceeds, subject to any adjustment due to the anti-dilution provisions of the warrants. If any or all of the warrants are exercised, the proceeds will be used for general corporate purposes.

DIVIDEND POLICY

We have not paid cash dividends on our outstanding common stock in many years, and since January 1, 1999, through December 31, 2005, we did not pay any accrued dividends on our outstanding cumulative preferred stock. We intend to retain most of our future earnings, if any, to provide funds for our operations and/or expansion of our business. However, during each quarter in 2006, our board of directors declared nominal dividends on certain outstanding series of our preferred stock, as follows: $.10 per share on the then outstanding shares of our Series 2 Preferred, $.37 per share on our outstanding Series B 12% Cumulative Convertible Preferred (“Series B Preferred”), and $.31 per share on our outstanding noncumulative preferred stock (“Noncumulative Preferred”). These dividends were not for the full amount of the required quarterly dividends pursuant to the terms of our outstanding series of preferred stock. We have not paid any dividends on our outstanding preferred stock in 2007.

As of August 21, 2007, there were approximately $2.8 million of accrued and unpaid dividends on our outstanding preferred stock, including approximately $2.1 million of accrued and unpaid dividends on our outstanding Series B Preferred and Series D Preferred, all of which is owned by the Golsen Group. We intend to pay the accrued and unpaid dividends on our outstanding preferred stock utilizing a portion of the net proceeds of our sale of the debentures, except as provided herein. In addition, on July 12, 2007, we mailed a notice of redemption to all holders of record of our Series 2 Preferred. The redemption date is scheduled for August 27, 2007, and the redemption price is $50.00 per share of Series 2 Preferred, plus $26.25 per share in accrued and unpaid dividends pro-rata to the date of redemption, except no accrued and unpaid dividends will be paid on the shares of Series 2 Preferred converted into common stock. As of August 21, 2007, 25,820 shares of Series 2 Preferred were outstanding (net of treasury stock). The Series 2 Preferred will be redeemed using a portion of the proceeds of our sale of the debentures.

There are no assurances that we will pay any additional quarterly dividends on any of our outstanding shares of preferred stock. We do not anticipate paying cash dividends on our outstanding common stock in the foreseeable future, and until all accrued and unpaid dividends are paid on our outstanding cumulative preferred stock, no dividends may be paid on our common stock. In the event of our liquidation, winding up or dissolution, there can be no distributions on our common stock until all of the liquidation preference and stated value amounts of our outstanding preferred stock and all accrued and unpaid dividends due on our outstanding cumulative preferred stock are paid in full. Further, not paying all of cumulative accrued dividends on our outstanding preferred stock could adversely affect the marketability of our common stock and our ability to raise additional equity capital.

PRICE RANGE OF COMMON STOCK

Our common stock is listed for trading on the American Stock Exchange under the symbol “LXU.” The table below shows the high and low sale prices for our common stock for the periods indicated, which reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	Common Stock Price
	High	Low
Fiscal year ending December 31, 2007:
Third quarter (through August 21, 2007)	$23.99	$17.00
Second quarter	$23.70	$14.76
First quarter	$15.71	$11.41
Fiscal year ending December 31, 2006:
Fourth quarter	$13.20	$8.50
Third quarter	$10.25	$8.25
Second quarter	$9.19	$6.95
First quarter	$7.48	$5.87
Fiscal year ended December 31, 2005:
Fourth quarter	$6.70	$4.84
Third quarter	$7.35	$6.05
Second quarter	$7.50	$6.00
First quarter	$7.93	$5.95

On August 21, 2007, the closing sale price of our common stock on the American Stock Exchange was $20.60 per share. As of August 21, 2007, there were approximately 723 holders of record of our common stock. This number does not include beneficial owners whose ownership is recorded in the name of a nominee.

DESCRIPTION OF DEBENTURES

The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement relating to the debentures and the shares of common stock issuable upon conversion of the debentures. This summary is subject to and is qualified by reference to all the provisions of the indenture and the form of debenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines the rights of a holder of the debentures.

General

The debentures are general unsecured indebtedness of LSB. Our payment obligations under the debentures are subordinated to our senior indebtedness and effectively subordinated to all of the indebtedness and other liabilities of our subsidiaries as described under “— Subordination of debentures.” The debentures will be convertible into common stock as described under “— Conversion of debentures.”

We are not subject to any financial covenants under the indenture; however, we may not create future subordinated indebtedness unless, by its terms, it is either junior to, or pari passu with, the debentures. In addition, we are not restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.

Holders of debentures are not afforded protection under the indenture in the event of a highly leveraged transaction of LSB, or in the event of a change in control of LSB, except to the extent described below under “— Repurchase at option of the holder upon a designated event” and “— Conversion of debentures — Make-whole premium.”

The debentures bear interest at a rate of 5.5% per annum. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months and accrues from June 28, 2007, or from the most recent date to which interest has been paid or duly provided for. We will pay interest semiannually on July 1 and January 1 of each year, beginning on January 1, 2008, to the holders of record at the close of business on the preceding June 15 and December 15, respectively.

Each payment of interest on the debentures will include interest accrued through the day before the applicable interest payment date (or repurchase, redemption or, in certain circumstances, conversion date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day. The term “interest” as used in the indenture includes interest payable under the terms of the debentures and liquidated damages, if any, payable under the terms of the registration rights agreement as described under “— Registration rights of the debenture holders.”

We will maintain, or cause the trustee to maintain, an office where we will pay the principal and premium, if any, on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. The trustee currently maintains an office in Kansas City, Missouri, for such purposes. We may pay interest by check mailed to the holder’s address as it appears in the debenture register, provided that a holder with an aggregate principal amount in excess of $1.0 million, shall be paid, at the holder’s written election, by wire transfer in immediately available funds.

However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Debentures may be presented for conversion at the office of the Company or the conversion agent and for exchange or registration of transfer at the office of the Company or the registrar. The conversion agent and the registrar shall initially be the trustee. No service charge will be made for any registration of transfer or exchange of debentures.

However, we may require the holder to pay any tax, assessment or other governmental charge payable as a result of such transfer or exchange.

Conversion of debentures

Subject to the provisions of the indenture, holders may convert any of their debentures, in whole or in part, into shares of our common stock at any time prior to the close of business on June 30, 2012, initially at a conversion rate of 36.4 shares of common stock per $1,000 principal amount of debentures, subject to adjustment as described below under “— Conversion rate adjustments,” which represents an initial conversion price of approximately $27.47 per share. A holder may convert debentures in part so long as such part is $1,000 principal amount or a multiple of $1,000.

To convert debentures into common stock, a holder must do the following:

•	complete and manually sign the conversion notice on the back of the debenture or facsimile of the conversion notice and deliver this notice to the conversion agent;

•	surrender the debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the conversion date under the indenture. If a holder’s interest is a beneficial interest in a global debenture, to convert such a debenture, such holder must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global debenture. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

If we call debentures for redemption, a holder may convert its debentures only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If a holder has submitted debentures for repurchase upon a designated event, such holder may convert debentures only if it first withdraws the repurchase election in accordance with the terms of the indenture.

Upon conversion, a holder will not receive any cash payment of interest. We will not issue fractional common shares upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of the common stock on the trading day prior to the conversion date. Our delivery to the holder of the full number of shares of our common stock into which a debenture is convertible, together with any cash payment for such holder’s fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the debenture and accrued but unpaid interest, attributable to the period from the most recent interest payment date to the conversion date. As a result, accrued but unpaid interest, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of a holder’s tax treatment upon receipt of our common stock upon conversion, see “Certain United States Federal Income Tax Considerations.”

Notwithstanding the preceding paragraph, if debentures are converted after a record date but prior to the next interest payment date, holders of such debentures at the close of business on the record date will receive the interest payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Such debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, (2) if we have specified a repurchase date following a designated event that is after a record date but on or prior to the next interest payment date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such debenture.

Conversion rate adjustments

The conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1) the payment or issuance of common stock as a dividend or distribution on our common stock;

(2) the issuance to all holders of common stock of rights, warrants or options to purchase our common stock (other than pursuant to our preferred share rights plan) for a period expiring within 45 days of the record date for such distribution at a price less than the average of the closing sale price for the 10 trading days preceding the declaration date for such distribution; provided that the conversion price will be readjusted to the extent that such rights, warrants or options are not exercised;

(3) subdivisions, splits or combinations of our common stock; and

(4) distributions to the holders of our common stock of a portion of our assets (including shares of capital stock or assets of a subsidiary) or debt or other securities issued by us or certain rights to purchase our securities (excluding dividends or distributions covered by clauses (1) or (2) above or our preferred share rights plan); provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Eligible Market on which the securities are then listed or quoted.

To the extent that we have a rights plan in effect upon conversion of the debentures into common stock, you will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to the holders of our common stock, a portion of our assets, or debt or other securities or rights as set forth under clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property and assets,

in which, in any such event, holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder’s debentures the holder will be entitled to receive the same type of consideration that the holder would have been entitled to receive if the holder had converted the debentures into our common stock immediately prior to any of these events.

You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See “Certain United States Federal Income Tax Considerations.”

We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock or rights distribution. See “Certain United States Federal Income Tax Considerations.”

Make-whole premium

Under certain conditions, if a fundamental change occurs as described below, and a holder elects to convert its debentures in connection with such a fundamental change, we will increase the applicable conversion rate for the debentures surrendered for conversion by a number of additional shares of our common stock (the “make-whole premium”), as described below. A conversion of debentures will be deemed for these purposes to be “in connection with” such a fundamental change transaction if the notice of conversion of the debentures is received during the period commencing thirty days prior to the fundamental change transaction and ending forty-five days after the fundamental change transaction.

The number of additional shares of our common stock will be determined by reference to the table below and is based on the date on which such fundamental change transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the fundamental control transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be the average of the closing sale prices of our common stock on the five consecutive trading days up to but excluding the effective date.

If we elect to pay the make-whole premium in the same form of consideration used to pay for the shares of the common stock in connection with the applicable fundamental change transaction, the value of the consideration to be delivered in respect of the make-whole premium will be calculated as follows:

(i)	securities that are traded on an Eligible Market or any similar system of automated dissemination of quotations of securities prices will be based on 100% of the arithmetic average of the Closing Price of such securities during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the Effective Date;

(ii)	other securities, assets or property (other than cash) will be valued on 100% of the arithmetic average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee; and

(iii)	100% of any cash.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the debentures is adjusted (other than any increase to the conversion rate for a fundamental change as described in this section). The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the make-whole premium will be subject to adjustment in the same manner as the conversion rate as set forth above under “— Conversion rate adjustments.”

The following table sets forth the stock price and number of additional shares of our common stock to be received per $1,000 principal amount of debentures:

Make-Whole Premium

(Number of Additional Shares of Common Stock per $1,000 principal amount of Debentures)

Stock Price	LSB Industries Make-Whole Premium in Additional Shares of Common Stock
$23.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
$25.00	6.38	5.77	5.13	4.42	0.00	0.00	0.00
$27.47	7.28	6.69	6.06	5.37	4.62	3.75	0.00
$30.00	6.17	5.61	5.01	4.35	3.63	2.80	0.00
$35.00	4.65	4.14	3.61	3.03	2.41	1.71	0.00
$40.00	3.67	3.23	2.76	2.26	1.74	1.18	0.00
$50.00	2.55	2.21	1.86	1.49	1.13	0.75	0.00
$60.00	1.96	1.69	1.42	1.14	0.86	0.59	0.00
$70.00	1.61	1.39	1.17	0.94	0.72	0.50	0.00
$75.00 or above	1.48	1.28	1.07	0.87	0.67	0.46	0.00
Effective Date	7/1/2007 to 12/31/2007	1/1/2008 to 6/30/2008	7/1/2008 to 12/31/2008	1/1/2009 to 6/30/2009	7/1/2009 to 12/31/2009	1/1/2010 to 6/30/2010	On or after 7/1/2010

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1) if the stock price is between two stock price amounts in the table on the effective date and the effective date is between two dates in the table, the additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year (or 366-day year, if a leap year);

(2) if the stock price is equal to or in excess of $75.00 per share of our common stock (subject to adjustment), the make-whole premium will be the shares in the table in the stock price row “$75.00 or above”; and

(3) if the stock price is equal to or less than $23.00 per share of our common stock (subject to adjustment), no additional make-whole premium will be issued upon conversion.

Optional redemption by LSB

At any time on or after July 2, 2010, upon at least 30 and not more than 60 days’ notice by mail to the holders of the debentures, we may, at our option, redeem the debentures, in whole or in part, at a redemption price, payable at our option in cash or, subject to the conditions set forth below, in shares of our common stock, equal to 100% of the principal amount of the debentures to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date, if the following three conditions are all satisfied on the date we mail the notice of redemption: (1) the closing sale prices of our common stock for at least 20 of the 30 consecutive trading days ending on the trading day prior to the date we mail the notice of redemption have exceeded 115% of the adjusted conversion price of the debentures; (2) our common stock is listed on an Eligible Market, no suspension of trading of our common stock has occurred, and no delisting or suspension of trading of our common stock is then pending or threatened; and (3) a shelf registration statement covering resales of the debentures and the common stock issuable upon their conversion is effective and available for use and is expected to remain effective and available for use during the 30 days following the redemption date, unless registration is no longer required and such shares of common stock may be issued without violating Section 713(a) of the Amex Company Guide or any successor provision thereof or, if our common stock is then traded on another Eligible Market, any similar rule of such market We will specify in the redemption notice the type of consideration to be paid upon redemption and the amount of each debenture to be paid by each type.

We may only elect to pay the redemption price in shares of our common stock, in whole or in part, if the following three conditions are all satisfied on the date of redemption: (1) our common stock is listed on an Eligible Market; (2) the trustee has received an opinion of counsel (in form and substance reasonably satisfactory to the trustee) that the common stock to be issued in respect of the redemption price will be duly issued in compliance with all laws and listing requirements (including any shareholder approval requirements) and is fully paid and non-assessable; and (3) the shares of common stock used to pay the redemption price are duly registered and freely tradeable without time or volume restrictions. Payments made in our common stock will be valued at 95% of the weighted average of the closing sale prices of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the redemption date. Not later than the fourth trading day prior to the redemption date, we will publicly announce the number of shares of common stock to be paid as the redemption price per each $1,000 principal amount of debentures to be redeemed.

Our right to optional redemption at any time on or after July 2, 2010, is not conditioned upon the closing sale price of our common stock exceeding the then effective conversion price of the debentures. Because the value of the common stock will be determined before the redemption date, if we specify that we will make payment of the redemption price in our common stock, holders of debentures bear the market risk that our common stock will decline in value between the date of such determination and the redemption date. In addition, holders will not know the exact number of shares of common stock to be received upon redemption until the fourth trading day prior to the redemption date.

The “closing sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal Eligible Market on which our common stock is traded.

If less than all of the outstanding debentures are to be redeemed, the trustee will select the debentures to be redeemed in principal amounts of $1,000 or multiples of $1,000 by lot or other equitable method as determined by the trustee. If a portion of a holder’s debentures is selected for partial redemption and the holder converts a portion of the holder’s debentures, the converted portion will be deemed to the extent practicable to be included in the portion selected for redemption.

We may not redeem the debentures if we have failed to pay any interest on the debentures and such failure to pay is continuing.

Optional right of LSB to pay the debentures at maturity in LSB common stock

At the maturity of the debentures, upon at least 30 and not more than 60 days’ notice by mail to the holders of the debentures, we may, at our option, pay up to 50% of the principal amount of the debentures, plus accrued and unpaid interest thereon, to, but excluding, the maturity date, subject to the conditions set forth below, in shares of our common stock, equal to 100% of the principal amount of the debentures plus the accrued and unpaid interest thereon. Such notice to the holders of the debentures will state the amount of the debentures and, if applicable, accrued and unpaid interest thereon, to be paid in cash and the amount to be paid in common stock.

We may only elect to pay up to 50% of the principal amount of the debentures at maturity in shares of our common stock if the following three conditions are all satisfied on the maturity date: (1) our common stock continues to be listed on an Eligible Market; (2) the trustee has received an opinion of counsel (in form and substance satisfactory to the trustee) that the common stock to be issued in payment of the debentures at maturity will be duly issued in compliance with all laws and listing requirements (including any shareholder approval requirements) and is fully paid and non-assessable; and (3) the shares of common stock used to pay the debentures and any interest accrued thereon at maturity are duly registered with the SEC and freely tradeable without time or volume restrictions. Payments made in our common stock will be valued at 95% of the weighted average of the closing sale prices of our common stock for the 20 consecutive trading days ending on the fifth trading day prior to the maturity date. Not later than the fourth trading day prior to the maturity date, we will publicly announce the number of shares of common stock to be paid on the maturity date per each $1,000 principal amount of debentures that we have determined to pay in shares of our common stock.

Our right to pay the debentures at the maturity date in our common stock is not conditioned upon the closing sale price of our common stock exceeding the then effective conversion price of the debentures. Because the value of the common stock will be determined before the maturity date, if we specify that we will make payment of the debentures at the maturity date in our common stock, holders of debentures bear the market risk that our common stock will decline in value between the date of such determination and the maturity date. In addition, holders will not know the exact number of shares of common stock to be received upon maturity until the fourth trading day prior to the maturity date.

The “closing sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal Eligible Market on which our common stock is traded.

If less than all of the outstanding debentures are to be paid at maturity using our common stock, the trustee will select the debentures to be paid in principal amounts of $1,000 or multiples of $1,000 by lot. If only a portion of the holder’s debentures is selected for payment at maturity in our common stock, cash will be used to pay the remaining balance of the debentures at maturity.

Repurchase at option of the holder upon a designated event

If a designated event (as defined below) occurs at any time prior to the maturity of the debentures, a holder may require us to repurchase the holder’s debentures, in whole or in part, for cash on a repurchase date specified by us that is not less than 45 days after the date of mailing of our notice of the designated event. The debentures will be repurchased only in multiples of $1,000 principal amount.

We will repurchase the debentures at a cash price equal to 101% of the principal amount to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date, unless the repurchase date falls after a record date and on or prior to the corresponding interest payment date, in which case we will pay the full amount of accrued and unpaid interest on such interest payment date to the holder of record at the close of business on the corresponding record date.

We will mail to all record holders a notice of a designated event within 15 days after it or a fundamental change has occurred. We are also required to deliver to the trustee a copy of the designated event notice.

Such designated event notice shall state, among other things:

•	the events constituting a designated event or fundamental change;

•	the date of the designated event or fundamental change;

•	the last date on which a holder may exercise the purchase right, which may not be less than 45 days after the date of mailing of our notice of the designated event;

•	the purchase price and date or repurchase, if applicable;

•	the name and address of the paying agent and the conversion agent;

•	the conversion rate and any adjustments to the conversion rate;

•

that the debentures with respect to which a purchase notice has been given by the holder may be converted only if the holder withdraws the purchase notice in accordance with the terms of the indenture;

•	the procedures that holders must follow to require us to purchase their debentures and to withdraw any surrendered debentures, if applicable;

•	the CUSIP number or numbers of the debentures (if then generally in use);

•	in the case of a fundamental change, the amount and availability of the make-whole premium of the debentures converted in connection with a fundamental change; and

•

in the case of a fundamental change, whether such make-whole premium will be paid in shares of common stock or the property into which the common stock was converted in such fundamental change transaction or a combination of both.

If a holder elects to require us to repurchase the holder’s debentures, the holder must deliver to us or our designated agent, on or before the repurchase date specified in our designated event notice, the holder’s repurchase notice and any debentures to be repurchased, duly endorsed for transfer. We may require the holder to pay any tax, assessment or other governmental charge payable as a result of any transfer or exchange of debentures by reason of such repurchase.

The repurchase notice from the holder must state:

•

if certificated debentures have been issued, the debenture certificate numbers (or, if the holder’s debentures are not certificated, the holder’s repurchase notice must comply with appropriate DTC procedures);

•	the portion of the principal amount of debentures to be repurchased, which must be in $1,000 multiples; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

A holder may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

•	the principal amount of the withdrawn debentures;

•

if certificated debentures have been issued, the certificate numbers of the withdrawn debentures (or, if the holder’s debentures are not certificated, the holder’s withdrawal notice must comply with appropriate DTC procedures); and

•	the principal amount, if any, which remains subject to the repurchase notice.

Payment of the repurchase price for a debenture for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the debenture, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture. If the paying agent holds money sufficient to pay the repurchase price of the debenture on the business day following the repurchase date, then, on and after the date:

•	the debenture will cease to be outstanding;

•	interest will cease to accrue; and

•	all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the debenture.

This will be the case whether or not book-entry transfer of the debenture has been made or the debenture has been delivered to the paying agent.

Definition of designated event

A “designated event” will be deemed to have occurred upon a fundamental change or a termination of trading.

A “fundamental change” will be deemed to have occurred at any time after the debentures are originally issued that any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than us, our subsidiaries, our employee benefit plans, or any of the Golsen Group), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock entitled to vote generally in the election of directors; provided, however, that the Golsen Group, as a whole, is only excluded if their beneficial ownership of our voting common stock is 70% or less;

(2) consummation of any share exchange, consolidation or merger of us pursuant to which our common stock is converted into cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries; provided, however, that a transaction where the holders of our common stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of the common stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change; or

(3) continuing directors (as defined below) cease to constitute at least a majority of our board of directors.

A designated event will not be deemed to have occurred in respect of any of the foregoing, however, if either:

(1) the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the debentures in effect immediately before the fundamental change or the public announcement thereof; or

(2) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded or quoted on an Eligible Market or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of the above paragraph, the term capital stock of any person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

A “termination of trading” means the termination of trading in our common stock (or other securities into which the debentures are then convertible) on an Eligible Market, following which our common stock (or other securities into which the debentures are then convertible) is no longer approved for trading on an Eligible Market or the over-the-counter bulletin board.

“Continuing director” means a member of our board of directors who either was a member of our board of directors on the date of this prospectus or who becomes a member of our board of directors subsequent to that date and whose appointment, election or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of the board of directors in which such individual is named as nominee for director. The two directors elected by the holders of our Series 2 Preferred from time to time shall not be deemed “continuing directors” for this purpose.

We will comply with the applicable provisions of Rule 13e-4 and any other applicable tender offer rules under the Exchange Act, as amended, in the event of a designated event.

General

This designated event repurchase right and the make-whole premium could discourage a potential acquirer of our company. However, this designated event repurchase feature and the make-whole premium is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer or solicitation, or part of a plan by management to adopt a series of anti-takeover provisions. The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition or business operations. Our obligation to offer to repurchase the debentures or to pay a make-whole premium if a holder converts the holder’s debentures in connection upon a fundamental change would not necessarily afford the holder protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. No debentures may be repurchased by us at the option of holders upon a designated event if the principal amount of the debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the debentures to require us to purchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

We may be unable to repurchase the debentures upon the occurrence of a designated event. If a designated event were to occur, we may not have enough funds to pay the repurchase price for all tendered debentures. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting repurchase of the debentures under certain circumstances, or expressly prohibit our repurchase of the debentures upon a designated event or may provide that a designated event constitutes an event of default under that agreement. If a designated event occurs at a time when we are prohibited from repurchasing debentures, we could seek the consent of our lenders to repurchase the debentures or attempt to refinance this debt. If we do not obtain consent or refinance this debt, we would not be permitted to repurchase the debentures. Our failure to repurchase tendered debentures would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness. If a designated event would constitute an event of default under our senior indebtedness, the subordination provisions of the indenture would restrict payments to the holders of debentures.

Subordination of debentures

Payment on the debentures will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest, if any, on the debentures will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the debentures because of an event of default, the holders of any outstanding senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness obligations before the holders of the debentures are entitled to receive any payment or distribution. We are required under the indenture to promptly notify holders of senior indebtedness, if payment of the debentures is accelerated because of an event of default.

We may not make any payment on the debentures if:

•	a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default, other than a payment default, on any designated senior indebtedness occurs and is continuing (or such default would occur as a result of such payment, provided, in this last case that we have notified the trustee that such default would result from such payment prior to the time the trustee is required to make such payment) that permits holders of designated senior indebtedness to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease, and the trustee receives a notice of such default (called “payment blockage notice”) from any person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the debentures:

•	in case of a default in the payment of designated senior indebtedness, upon the date on which such default is cured or waived or ceases to exist; or

•

in case of a default, other than a payment default, on any designated senior indebtedness, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated, or in the case of any lease, 179 days after notice is received if we have not received notice that the lessor under such lease has exercised its right to terminate the lease or require us to make an irrevocable offer to terminate the lease following an event of default under the lease.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

If the trustee or any holder of the debentures receives any payment or distribution of our assets in contravention of the subordination provisions on the debentures before all senior indebtedness is paid in full in cash or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Because of the subordination provisions discussed above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than our other creditors. This subordination will not prevent the occurrence of any event of default under the indenture.

The debentures are our exclusive obligations. We are a holding company and, as such, our operations are conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the debentures, depend upon the earnings of our subsidiaries and on the distribution of such earnings, loans or other payments from our subsidiaries. Any payment of dividends, distributions, loans or advances by our subsidiaries to us are or may be subject to statutory and/or contractual restrictions. Payments to us by our subsidiaries are also contingent upon our subsidiaries’ business considerations.

Our right to receive any assets of any of our subsidiaries upon its liquidation or reorganization, and therefore the right of debenture holders to participate in those assets, are and will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, to the extent we are now or in the future a creditor of any of our subsidiaries, our rights as a creditor are and would be subordinate to any security interest in the assets of such subsidiary and to any indebtedness of such subsidiary senior to that held by us. The term “senior indebtedness” is defined in the indenture and includes principal, premium, interest, rent, fees, costs, expenses and other amounts accrued or due on our existing or future indebtedness, as defined below, or any existing or future indebtedness guaranteed or in effect guaranteed by us, subject to certain exceptions. The term does not include:

•	any indebtedness that by its express terms provides that it is not senior to the debentures or is pari passu or junior to the debentures; or

•	any indebtedness we owe to any of our majority-owned subsidiaries; or

•	the debentures.

The term “indebtedness” is also defined in the indenture and includes, in general terms, our liabilities (contingent or otherwise) in respect of borrowed money, notes, bonds, debentures, letters of credit, bank guarantees, bankers’ acceptances, capital and certain other leases, interest rate and foreign currency derivative contracts or similar arrangements, guarantees and certain other obligations described in the indenture, subject to certain exceptions. The term does not include, for example, any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of goods or services.

The term “designated senior indebtedness” is defined in the indenture and includes obligations under our working capital loan, our term loan, real estate mortgages, equipment loans and certain other indebtedness guaranteed by us, and any senior indebtedness that by its terms expressly provides that it is “designated senior indebtedness” for purposes of the indenture.

As of June 30, 2007, we had approximately $125 million of senior indebtedness outstanding. This amount includes $62.6 million of “indebtedness” of our subsidiaries for which we are contingently liable by virtue of a guarantee or otherwise and which is therefore treated as our “senior indebtedness.” The debentures will also be effectively subordinated to all other present or future liabilities, including trade payables, of our subsidiaries, which, as of June 30, 2007, totaled approximately $59.4 million. Therefore, as of June 30, 2007, the debentures are effectively subordinate to a total of $184.4 of senior indebtedness, including liabilities of our subsidiaries. See “Risk Factors.” Neither we nor any of our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the debentures. The trustee’s claims for these payments will generally be senior to those of debenture holders in respect of all funds collected or held by the trustee.

Merger and sale of assets by LSB

The indenture provides that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other things:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor person assumes, by supplemental indenture satisfactory in form and substance to the trustee, all of our obligations under the debentures and the indenture;

•	after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

If we were to sell our chemical business, based upon our current configuration, such sale would not constitute a sale of all or substantially all of our property and assets (computed on a consolidated basis) for purposes of the foregoing.

When a person described above assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debentures and the indenture.

If we are a party to a consolidation, merger, binding share exchange or sale of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities, or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert it into the kind and amount of cash, securities and other property that a holder would have received if the holder had converted its debentures immediately prior to the transaction.

Notice of certain events

If we elect to pay a dividend or other distribution to all holders of our common stock, we must notify the holders of debentures at least 20 days prior to the ex-dividend date for such distribution, but in no event less than 20 days before the record date for such dividend or other distribution. The ex-dividend date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

Events of default; notice and waiver

The following will be events of default under the indenture:

•

failure to pay principal or premium, if any, when due at maturity, upon redemption, repurchase or otherwise on the debentures, whether or not the payment is prohibited by subordination provisions of the indenture;

•

failure to pay any interest, if any, on the debentures, when due and such failure continues for a period of 10 days, whether or not the payment is prohibited by subordination provisions of the indenture;

•	default in our obligation to deliver shares of our common stock or other property upon conversion of the debentures;

•	failure to provide notice of the occurrence of a designated event on a timely basis;

•

failure by us to pay any principal when due for money borrowed (after giving effect to any applicable grace periods) in an outstanding principal amount in excess of $5,000,000 at interim or final maturity or upon acceleration, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 10 days after written notice as provided in the indenture;

•

failure to perform or observe any of the covenants in the indenture for 30 days after written notice to us from the trustee (or to us and the trustee from (a) two or more holders holding at least 25% or (b) one holder holding at least 35%, in the aggregate principal amount of the debentures at the time outstanding); or

•	certain events involving our bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal, premium, interest, if any, on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

If an event of default occurs and continues, the trustee or (a) two or more holders holding at least 25% or (b) one holder holding at least 35%, in the aggregate principal amount of the debentures at the time outstanding may declare the principal, premium, if any, and accrued and unpaid interest, if any, on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal, premium, if any, and accrued and unpaid interest, if any, on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal, premium, if any, interest, and additional interest, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

Payments of principal, premium, if any, and interest, if any, on the debentures that are not made when due will accrue interest from the required payment date at the annual rate of 1% above the then applicable interest rate for the debentures.

The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the debentures may pursue any remedy under the indenture, except in the case of an event of default in the payment of principal, premium, if any, or interest, if any, on the debentures, unless:

•

(a) two or more holders holding at least 25% or (b) one holder holding at least 35%, in the aggregate principal amount of the debentures at the time outstanding has given the trustee written notice of an event of default;

•

(a) two or more holders holding at least 25% or (b) one holder holding at least 35%, in the aggregate principal amount of the debentures at the time outstanding make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and waiver

The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding debenture affected if it would:

•	extend the fixed maturity of any debenture;

•	reduce the rate or extend the time for payment of interest, if any, of any debenture;

•	reduce the principal amount or premium of any debenture;

•	reduce any amount payable upon redemption or repurchase of any debenture;

•	adversely change our obligation to repurchase any debenture at the option of the holder;

•	adversely change our obligation to repurchase any debenture upon a designated event;

•	impair the right of a holder to institute suit for payment on any debenture;

•	change the currency in which any debenture is payable;

•	impair the right of a holder to convert any debenture or reduce the number of shares of common stock or any other property receivable upon conversion;

•	adversely modify, in any material respect, the subordination provisions of the indenture;

•	reduce the quorum or voting requirements under the indenture; or

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture.

We are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures.

Form, denomination and registration

The debentures were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and multiples of $1,000.

Global debenture, book-entry form

Debentures are evidenced by one or more global debentures. We deposited the global debenture or debentures with DTC and registered the global debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global debenture may be held through organizations that are participants in DTC (referred to as participants). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (referred to as indirect participants). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

•	not be entitled to have certificates registered in their names;

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global debenture.

We will pay interest on, and the redemption price and the repurchase price of, a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York and a member of the Federal Reserve System;

•	“clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

We will issue debentures in definitive certificate form only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days;

•

an event of default shall have occurred and the maturity of the debentures shall have been accelerated in accordance with the terms of the debentures and any holder shall have requested in writing the issuance of definitive certificated debentures; or

•	we have determined in our sole discretion that debentures shall no longer be represented by global debentures.

Registration rights of the debenture holders

We entered into a registration rights agreement with the initial purchasers of the debentures for the benefit of debenture holders, pursuant to which we filed a registration statement, of which this prospectus is a part, with the SEC covering resale of the registrable securities. We will use commercially reasonable efforts to keep the registration statement effective until the earlier of: (i) the date there are no longer any registrable securities or (ii) July 1, 2010.

When we use the term “registrable securities” in this section, we are referring to the debentures and the common stock issuable upon conversion of the debentures until the earlier of (1) the transfer pursuant to Rule 144 under the Securities Act or the shelf registration statement of all registrable securities, or (2) the expiration of the holding period that would be applicable to such securities if they were held by persons that are not affiliates of LSB under Rule 144(k) under the Securities Act or any successor provision.

We may, on one or more occasions, suspend the use of the prospectus, including, as may be supplemented, under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension periods shall not exceed an aggregate of 30 days in any 90-day period or 90 days for all periods in any 12-month period.

We will pay to holders of debentures predetermined amounts as liquidated damages on any interest payment date if the shelf registration statement is not made effective or, subject to certain exceptions, if its effectiveness is not maintained (the latter, a “maintenance failure”) as described above, at an annual rate equal to 0.25% for the first 90 days and 0.50% thereafter of the aggregate principal amount of the debentures until, as the case may be, the registration statement, declared effective or the maintenance failure is cured.

We will not be required to pay liquidated damages on any debentures or common stock that are not registrable securities.

A holder who elects to sell registrable securities pursuant to the shelf registration statement will be required to:

•	be named as a selling security holder in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including the indemnification provisions.

We will give notice to all holders of the filing and effectiveness of any post-effective amendment to the registration statement by issuing a press release to two of Reuters Economic Services, Bloomberg Business News or Business Wire.

This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

Information concerning the Trustee

We have appointed UMB Bank, n.a., the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures.

The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the debentures, the trustee must eliminate such conflict or resign.

Governing law

The debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Authorized capital stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $.10 par value per share, and 250,000 shares of preferred stock, $100 par value per share (“Preferred Stock”), and 5,000,000 shares of Class C Preferred Stock, no par value (“Class C Preferred Stock”).

Common stock

As of August 21, 2007, we had issued and outstanding 20,574,588 shares of our common stock (excluding 3,448,518 shares held in treasury). The shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Subject to the rights of the holders of shares of preferred stock outstanding, if any, holders of shares of our common stock:

•	are entitled to receive dividends, when and as declared by the board of directors, from legally available funds;

•	are entitled, upon our liquidation, dissolution or winding up, to a pro rata distribution of the assets and funds available for distribution to stockholders;

•	are entitled to one vote per share on all matters on which stockholders generally are entitled to vote; and

•	do not have preemptive rights to subscribe for additional shares of common stock or securities convertible into shares of common stock.

Holders of common stock vote on all matters brought for the stockholders’ approval, except as otherwise required by law and subject to the voting rights of the holders of any outstanding shares of preferred stock. As of August 21, 2007, we had outstanding three series of voting preferred stock that vote together with our common stock as a single class, as described below.

All 25,820 shares of our outstanding Series 2 Preferred (net of treasury stock) are scheduled to be redeemed on August 27, 2007. On or prior to August 17, 2007, the holders of 167,475 shares of Series 2 Preferred converted such Series 2 Preferred into an aggregate of 724,993 shares of common stock, based on a conversion rate of 4.329 shares of common stock for each share of Series 2 Preferred. See “Recent Developments.”

Preferred Stock

The Preferred Stock and Class C Preferred Stock are issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as our board of directors may determine in resolutions providing for their issuance. As of August 21, 2007, the following shares of Preferred Stock and Series C Preferred Stock are authorized:

•	4,662 shares of our convertible, noncumulative preferred stock, $100 par value (“Noncumulative Preferred”), of which 584.5 shares are issued and outstanding;

•	20,000 shares of our Series B 12% cumulative, convertible preferred stock, $100 par value (“Series B Preferred”), of which 20,000 shares are issued and outstanding;

•

920,000 shares of our Series 2 $3.25 convertible, exchangeable Class C preferred stock, no par value (“Series 2 Preferred”) of which 25,820 shares are issued and outstanding (excluding 18,300 shares held in treasury), all outstanding shares of which have been called for redemption with a scheduled redemption date of August 27, 2007; and

•	1,000,000 shares of our Series D 6% cumulative, convertible Class C preferred stock no par value (“Series D Preferred”), of which 1,000,000 shares are issued and outstanding.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including loss of voting control to others. As of August 21, 2007, we had outstanding the following series of Preferred Stock and Class C Preferred Stock:

Outstanding Preferred Stock:

Noncumulative Preferred, par value $100. Each outstanding share of Noncumulative Preferred:

•	is entitled to receive noncumulative cash dividends, when and as declared by our board of directors, at the rate of 10% per year of the par value;

•

is entitled to one vote for each outstanding share (or one-half of one vote for each fractional one-half share) on all matters submitted to a vote of the shareholders and votes together with the common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•

is convertible, at anytime and at the option of the holder, into 40 shares of our common stock (or each fractional one-half share is convertible into 20 shares of our common stock), subject to adjustment under certain conditions;

•

is redeemable by us at par value (or each fractional one-half share at one-half of the par value) at the option of the holder to the extent we earn net income (as determined under GAAP) after all debt owed by us to our senior lenders (as defined) has been paid in full;

•	is redeemable by us, in whole or in part, by paying the holders in cash the par value (one-half of par value for a fractional share); and

•

in the event of our liquidation or dissolution, will be entitled to be paid the par value (for each fractional share, one-half of par value) to the extent funds are available before any payment is made to the holders of our common stock, but will not be entitled to participate any further in our assets.

Series B Preferred, par value $100. All of the Series B Preferred are owned by the Golsen Group. Each share of the Series B Preferred:

•	is entitled to receive cumulative cash dividends, when and as declared by our board of directors, at the annual rate of 12% of the par value of each outstanding share;

•

is entitled to one vote for each outstanding share on all matters submitted to a vote of shareholders and votes together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•	is convertible, at any time and at the option of the holder, into 33.3333 shares of our common stock, subject to adjustment under certain conditions; and

•

in the event of our liquidation each outstanding share, will be entitled to be paid its par value, plus accrued and unpaid dividends, before any payment is made to holders of our common stock, but will not be entitled to participate any further in our assets.

Outstanding Class C Preferred Stock:

Series 2 Class C Preferred, no par value (“Series 2 Preferred”). Each outstanding share of Series 2 Preferred:

•	has a stated value of $50 per share;

•	is entitled to receive cumulative cash dividends, when and as declared by our board of directors, at the rate of $3.25 per annum;

•

does not have any voting rights, except as otherwise required by law or if dividends are in arrears and unpaid, whether or not declared, in an amount equal to at least six quarterly dividends elect (voting separately as class with all other affected classes or series of parity stock upon which like voting rights have been conferred) two additional directors to our board of directors, if and as long as at least 140,000 shares of the Series 2 Preferred remain outstanding;

•

is convertible into that number of shares of our common stock, obtained by dividing the stated value by the conversion price then in effect, with the initial conversion price set at $11.55 per share, subject to adjustment under certain conditions;

•	is subject to special conversion rights upon a change in control or ownership change (as such terms are defined in the terms of the Series 2 Preferred);

•	in the event of our liquidation, dissolution or winding up, is entitled to be paid its stated value plus accrued and unpaid dividends, before any payment shall be made on our common stock;

•

in addition, the terms of the Series 2 Preferred permit us to purchase or otherwise acquire shares of our common stock for a five year period, commencing March 13, 2007, even though cumulative accrued and unpaid dividends exist on the Series 2 Preferred;

•	is redeemable by us at its stated value plus all accrued and unpaid dividends;

•	is exchangeable at our option in whole, but not in part, for our 6.50% convertible subordinated debentures; and

•	see “Recent Developments.”

Series D Class C Preferred, no par value. All outstanding shares of Series D Preferred are owned by the Golsen Group. Each outstanding share of Series D Preferred:

•	has a liquidation preference of $1.00 per share;

•

is to receive cumulative cash dividends, when and if declared by our board of directors, at the rate of 6% per annum of the liquidation preferences, except if the dividends on the Series 2 Preferred are in default, in whole or in part, no dividends shall be paid on this stock until all accrued and unpaid dividends on the Series 2 Preferred have been paid;

•

shall be entitled to .875 votes on all matters submitted to a vote of shareholders and vote together with our common stock and each series of voting preferred stock as a single class or as otherwise required by law;

•

shall have the right to convert four shares of Series D Preferred into one share of our common stock (equivalent to a conversion price of $4 per share of our common stock), subject to adjustment under certain conditions;

•

in the event of our liquidation, dissolution or winding up or any reduction in our capital resulting from any distribution of assets to our shareholders, shall receive the sum $1.00, plus all accrued and unpaid dividends, before any amount is paid to holders of our common stock; and

•	there shall be no mandatory or optional redemption of these shares.

As of August 21, 2007, there were approximately $2.8 million of accrued and unpaid dividends on our outstanding cumulative preferred stock. See “Risk Factors.” Until all accrued and unpaid dividends are paid on our outstanding cumulative preferred stock, no dividends may be paid on our common stock. Not paying cumulative accrued dividends on our outstanding preferred stock could adversely affect the marketability of our common stock and our ability to raise additional equity capital. In connection with the scheduled redemption of our Series 2 Preferred, we intend to pay all accrued and unpaid dividends payable on our cumulative preferred stock; except no accrued and unpaid dividends will be paid with respect to shares of Series 2 Preferred that are converted into shares of common stock. See “Recent Developments.” We intend to use a portion of the proceeds of our recent sale of $60 million aggregate principal amount of the debentures to fund such payments.

Shares of Series 2 Preferred surrendered for conversion or redeemed by us are restored to the status of authorized but unissued shares of Class C Preferred Stock, without designation as to class or series, pursuant to the terms of the Certificate of Designation of the Class C Preferred Stock.

Preferred share purchase rights

We have adopted a preferred share rights plan (the “Rights Plan”), which Rights Plan became effective as of February 27, 1999. The Rights Plan replaced and renewed a rights plan that was terminating as of that date. Under the Rights Plan, we declared a dividend distribution of one Renewed Preferred Share Purchase Right (the “Renewed Preferred Right”) for each outstanding share of our common stock outstanding as of February 27, 1999 and all further issuances of our common stock would carry the rights. The Rights Plan has a term of ten years from its effective date. The Renewal Preferred Rights are designed to ensure that all of our stockholders receive fair and equal treatment in the event of a proposed takeover or abusive tender offer.

The Renewed Preferred Rights are generally exercisable when a person or group (other than Jack E. Golsen, our Chairman and Chief Executive Officer, and his affiliates, our company or any of our subsidiaries, our employee benefit plans and certain other limited excluded persons or entities, as set forth in the Rights Plan) acquire beneficial ownership of 20% or more of our common stock (such a person or group will be referred to as the “Acquirer”). Each Renewed Preferred Right (excluding Renewed Preferred Rights owned by the Acquirer) entitles stockholders to buy one one-hundredth (1/100) of a share of a new series of participating preferred stock (Series 3 Participating Class C Preferred Stock, no par value [“Series 3 Preferred”]) at an exercise price of $20. Following the acquisition by the Acquirer of beneficial ownership of 20% or more of our common stock, and prior to the acquisition of 50% or more of our common stock by the Acquirer, our board of directors may exchange all or a portion of the Renewed Preferred Rights (other than Renewed Preferred Rights owned by the Acquirer) for our common stock at the rate of one share of common stock per Renewed Preferred Right. Following acquisition by the Acquirer of 20% or more of our common stock, each Renewed Preferred Right (other than the Renewed Preferred Rights owned by the Acquirer) will entitle its holder to purchase a number of our common shares having a market value of two times the Renewed Preferred Right’s exercise price in lieu of the Series 3 Preferred. Thus, only as an example, if our common shares at such time were trading at $10 per share and the exercise price of the Renewed Preferred Right is $20, each Renewed Preferred Right would thereafter be exercisable at $20 for four of our common shares.

If after the Renewed Preferred Share Rights are triggered, we are acquired, or we sell 50% or more of our assets or earning power, each Renewed Preferred Right (other than the Renewed Preferred Rights owned by the Acquirer) will entitle its holder to purchase a number of the acquiring company’s common shares having a market value at the time of two times the Renewed Preferred Right’s exercise price, except if the transaction is consummated with a person or group who acquired our common shares pursuant to a Permitted Offer, the price for all of our common shares paid to all of our common shareholders is not less than the price per share of our common stock pursuant to the Permitted Offer and the form of consideration offered in the transaction is the same as the form of consideration paid pursuant to the Permitted Offer. As defined in the Rights Plan, a “Permitted Offer” is an offer for all of our common shares at a price and on terms that a majority of our Board, who are not officers or the person or group who could trigger the exerciseability of the Renewed Preferred Rights, deems adequate and in our best interest and that of our shareholders. Thus, only as an example, if our common shares were trading at $10 per share and the exercise price of a Renewed Preferred Right is $20, each Renewed Preferred Right would thereafter be exercisable at $20 for four shares of the Acquirer.

Prior to the acquisition by the Acquirer of beneficial ownership of 20% or more of our stock, our board of directors may redeem the Renewed Preferred Rights for $.01 per Renewed Preferred Right.

Warrants and options; other agreements

On March 25, 2003, we issued to Jayhawk Institutional warrants for the purchase up to 112,500 shares of our common stock. The exercise price of such warrants is $3.49 per share, and the warrants expire on March 24, 2008. These warrants are subject to certain anti-dilution adjustments. The 112,500 shares of common stock issuable to Jayhawk Institutional upon exercise of the warrants are included in the registration statement, of which this prospectus is a part.

In May 2002, we issued warrants to certain of our lenders (“Lender Warrants”) entitling the holders to purchase up to an aggregate of 595,585 shares of our common stock. The exercise price under each Lender Warrant was set at the par value of our common stock and payable, at the option of the holder, by:

•	cash or cashier’s certified check; or

•	holder surrendering to us that number of shares of common stock issuable upon exercise of the Lender Warrant having an aggregate market value equal to the aggregate exercise price; or

•	a combination thereof.

All of the Lender Warrants were exercised during the first half of 2005, pursuant to the cashless exercise provisions of the warrants, which reduced the total number of shares of our common stock issued to the holders as a result of the exercise of the Lender Warrants to 586,140 shares.

The following sets forth certain summary information as of August 21, 2007, with respect to our stockholder approved equity compensation plans.

•

1993 Stock Option and Incentive Plan (the “1993 Plan”) and 1998 Stock Option Plan (the “1998 Plan”). As of August 21, 2007, 26,500 shares are issuable under outstanding options granted under the 1993 Plan, and no additional shares are available for future issuance. As of August 21, 2007, 447,304 shares are issuable under outstanding options granted under the 1998 Plan, and 8,000 additional shares are available for future issuance. The 1993 Plan and 1998 Plan each authorize us to grant options to purchase common stock to our employees. All outstanding options granted to employees under these plans have a term of ten years and become exercisable as to 20% of the underlying shares after one year from date of grant, 40% after two years, 70% after three years, and 100% after four years. However, our board of directors accelerated the vesting of all options outstanding as of December 31, 2005, and outstanding options under the 1993 Plan and 1998 Plan are fully exercisable. The exercise price of outstanding options granted under these plans is equal to the market value of our common stock at the date of grant. However, with respect to participants who own 10% or more of our common stock at the date of grant, the options have a term of five years, and the exercise price is 110% of the market value at the date of grant.

•

Outside Directors Stock Option Plan (the “Outside Directors Plan”). As of August 21, 2007, 90,000 shares are issuable under outstanding options granted under the Outside Directors Plan and 295,000 additional shares are available for future issuance. The Outside Directors Plan authorizes us to grant options to purchase common stock to each member of our board of directors who is not an officer or employee of ours or our subsidiaries. These options become fully exercisable after six months and one day from the date of grant and lapse at the end of ten years. The exercise price of options granted under the Outside Directors Plan is equal to the market value of our common stock at the date of grant.

•

Non-Qualified Stock Option Agreements, dated June 19, 2006 (each an “Option”), granted to each of Dan Ellis, President of our subsidiary, Climate Master, Inc. and John Bailey, Vice President of Sales of Climate Master, Inc. The Options were approved by our stockholders on June 14, 2007. The Option granted Ellis entitles him to purchase up to 250,000 shares of our common stock, and the Option granted to Bailey entitles him to purchase up to 200,000 shares of our common stock. The exercise price of each Option is $8.01 per share, which was the closing price of our common stock as reported on the AMEX on June 19, 2006, the date of grant of each Option. The Options provide that at any time after June 19, 2007, the holder may exercise up to 10% of the number of shares subject to the applicable Option. The holder may exercise an additional 10% for each additional year of continuous employment thereafter. The Options are fully exercisable after 10 years of employment with us. The Options may not be exercised after the holder is no longer our employee, except under limited circumstances. Each Option will not be exercisable after the expiration of 10 years and 90 days from the date of the Options. The terms of each Option provide that, if the holder breaches certain covenants prohibiting the holder from, directly or indirectly, competing against us, diverting business from us, or violating the policies adopted by our Board of Directors resulting in harm to us, or other enumerated acts that could be harmful to our business, then:

•	the unexercised portion of the Option is rescinded,

•	the holder forfeits all rights under the Option, and

•

if the holder acquired shares of our common stock upon the exercise of the Option within the 12 months prior to such breach, then the holder must deliver to us upon demand the number of shares of our common stock having a fair market value equal to the gain recognized upon such Option, calculated as difference between the exercise price and the fair market value of our common stock on the date of such exercise. If the holder does not have the requisite number of shares of common stock representing such gain, the holder must deliver to us (a) shares of our common stock owned by the holder indirectly through any entity controlled by the holder and (b) the dollar amount equal to such gain (less the value of shares delivered to us).

•

The holder may transfer any shares of our common stock acquired upon the exercise of the Option, subject to our right of first refusal to purchase such shares. Our right of first refusal does not apply to transfers by the holder to certain members of his family. We have the right to purchase from the holder (and members of his family to whom the holder transferred shares of common stock) the shares of common stock acquired by the holder upon the exercise of the Option if (a) the holder or such family member dies or (b) the holder’s employment with us is terminated for cause (as defined in the Option). If we exercise this right, the purchase price for the shares would be the average closing price of our common stock for the five trading days preceding the date of the event triggering our call right.

The following sets forth certain summary information as of August 21, 2007, with respect to our non-stockholder approved equity compensation plans. Unless otherwise indicated below, (a) the price of each of the following options is equal to the market value of our common stock at the date of grant, (b) the options become exercisable as to 20% of the underlying shares after one year from the date of grant, 40% after two years, 70% after three years, and 100% after four years, and (c) each option expires ten years from the grant date, subject to vesting being accelerated by our board.

•

Effective December 1, 2002, we granted nonqualified options to purchase up to an aggregate 112,000 shares of common stock to former employees of two former subsidiaries. These options were part of the employees’ severance compensation arising from the sale of the former subsidiaries’ assets. Each recipient of a grant received options for the same number of shares and having the same exercise price as under the recipient’s vested incentive stock options which expired upon the sale. Each nonqualified option was exercisable as of the date of grant and has a term of ten years from the original date of grant. As of August 21, 2007, 3,000 shares are issuable and have an exercise price of $4.188 per share and expire April 22, 2008.

•

On November 7, 2002, we granted to one of our employees a nonqualified stock option to acquire 50,000 shares of common stock in consideration of services rendered to us. As of August 21, 2007, 10,000 shares are issuable at an exercise price of $2.62 per share.

•

On November 29, 2001, we granted to our employees nonqualified stock options to acquire 102,500 shares of common stock in consideration of services to us. As of August 21, 2007, 42,500 shares are issuable at an exercise price of $2.73 per share.

•

On July 20, 2000, we granted nonqualified options to one of our former employees to acquire 185,000 shares of common stock in consideration of services to us. The following are the exercise prices per share for the remaining 100,000 options as of August 21, 2007: 60,000 shares at $1.375 and 40,000 shares at $1.25. These options were for the same number of shares and the same exercise prices as under the stock options held by the former employee prior to leaving us. These options were fully vested at the date of grant and expire on July 20, 2009.

•

On July 8, 1999, in consideration of services to us, we granted nonqualified stock options to acquire 371,500 shares of common stock at an exercise price of $1.25 per share to Jack E. Golsen (176,500 shares), Barry H. Golsen (55,000 shares) and Steven J. Golsen (35,000 shares), David R. Goss (35,000 shares), Tony M. Shelby (35,000 shares), and David M. Shear (35,000 shares), and also granted to certain other employees nonqualified stock options to acquire a total of 145,000 shares of common stock at an exercise price of $1.25 per share in consideration of services to us. As of August 21, 2007, 477,500 shares are issuable under these options.

•

On April 22, 1998, we granted to certain employees and to each member of our board of directors who was not an officer or employee of us or our subsidiaries nonqualified stock options to acquire shares of common stock at an exercise price of $4.1875 per share in consideration of services to us. As of August 21, 2007, 58,000 shares are issuable under outstanding options under these agreements.

Registration rights

In addition to the registration rights granted to the initial purchasers of the debentures for the benefit of debenture holders, we are subject to the following registration rights. See “Description of Debentures—Registration rights of debenture holders.” We entered into a Registration Rights Agreement, dated March 25, 2003, with Kent C. McCarthy, Jayhawk Capital Management Company, LLC, a Delaware limited liability company, Jayhawk Investments Company, L.P., a Delaware limited partnership, and Jayhawk Institutional (collectively, the “Jayhawk Group”). The agreement covers certain shares of common stock owned by the Jayhawk Group as of March 25, 2003, which shares are not currently subject to restrictions on transfer under the federal securities laws, as well as 112,500 shares issuable to Jayhawk Institutional upon the exercise of warrants and 450,000 shares of common stock owned by Jayhawk Institutional that were acquired from us in a transaction exempt from registration under the Securities Act. We are required to use our reasonable efforts to affect the registration of the securities upon the written request of the holders of at least 50% of such securities. We are not required to affect more than two registrations pursuant to such demand rights of the Jayhawk Group. In addition, the agreement entitles the Jayhawk Group to certain piggyback registration rights if, at any time, we propose to register any of our common stock, whether or not for our own account, subject to certain limitations. Jayhawk Institutional exercised its rights to include the registration statement, of which this prospectus is a part, such 450,000 shares of common stock currently held by it and the 112,500 shares of common stock issuable upon the exercise of warrants.

In connection with the sale of $18 million aggregate principal amount of our 7% Convertible Senior Subordinated Debentures due 2011 (the “7% debentures”), we entered into a Registration Rights Agreement, dated March 3, 2006, with the purchasers of the 7% debentures. Pursuant to the terms of the agreement, we filed a Form S-1 registration statement, file no. 333-134111 with the SEC covering the 7% debentures, and the shares of common stock into which they are convertible. The registration statement was declared effective May 26, 2006, and the post effective amendment no. 1 to the registration statement was filed on April 10, 2007, and declared effective on April 18, 2007. We filed the post effective amendment no. 2 to the registration statement on August 20, 2007. We also required to use our commercially reasonable efforts to keep the registration statement effective until [July 1, 2010]. Prior to the date of this prospectus, all $18 million aggregate principal amount of the 7% debentures were converted into an aggregate of 2,542,288 shares of common stock.

Certificate of incorporation, by-laws and Delaware law

Our certificate of incorporation provides for three classes of directors having staggered terms and, except in limited circumstances, a two-thirds vote of outstanding shares to approve a merger, consolidation, sale of all or substantially all of our assets, amend certain provisions of our certificate of incorporation or amend our bylaws. The term of office of each class is for three years. Under the Delaware General Corporation Law, if a board of directors is classified, a director on such a board may be removed by shareholders only for cause, unless the certificate of incorporation otherwise provides. Our certificate of incorporation does not provide otherwise. In this regard, our bylaws add a definition of “cause” for the purpose of removal of a director. “Cause” is defined to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for intentional misconduct or knowing violation of law in the performance of such director’s duty to us and, in each case, only after such adjudication is no longer subject to direct appeal.

Pursuant to our certificate of incorporation, we also have authorized and unissued (including shares held in treasury) 54,425,412 shares of common stock and 4,203,595 shares of preferred stock as of August 21, 2007. These unissued shares could be used by our management to make it more difficult, and thereby discourage, an attempt to acquire control of us.

In addition, our bylaws provide a procedure for filling a vacancy on our board of directors resulting from a newly-created directorship, removal or resignation of a director. Pursuant to those procedures, such a vacancy shall be filled only by the affirmative vote of a majority of the directors then in office. Therefore, shareholders would not have the power to elect any director to fill such vacancy.

Further, our bylaws provide for certain procedures to be followed in order to obtain a consent of our shareholders in lieu of a meeting, the business that may be conducted at a meeting of our shareholders and who may be eligible for election as a director. Our bylaws further provide that they may only be amended by a vote of a majority of the directors then in office or by a vote of the holders of two-thirds of the issued and outstanding shares of our stock entitled to vote.

Delaware has adopted an anti-takeover law, which, among other things, will delay for three years business combinations with acquirers of 15% or more of the outstanding voting stock of certain publicly-held companies (such as us), unless (a) the acquirer owned at least 85% of the outstanding voting stock of such company prior to commencement of the transaction, or (b) two-thirds of the stockholders, other than the acquirer, vote to approve the business combination after approval thereof by the board of directors and (c) the shareholders decide to opt out of the statute.

As of August 21, 2007, the Golsen Group owned an aggregate of 3,713,143 shares of our common stock and 1,020,000 shares of our voting preferred stock (of which 1,000,000 shares have .875 votes per share, or 875,000 votes), which together represented approximately 21.5% of the voting power of our issued and outstanding voting securities as of that date. At such date, the Golsen Group also beneficially owned options, rights and other convertible preferred stock that allowed its members to acquire an additional 293,000 shares of our common stock within 60 days of August 21, 2007. If the Golsen Group were to acquire the additional 293,000 shares of common stock, the Golsen Group would, in the aggregate, beneficially own approximately 22.5% of the voting power of our issued and outstanding shares of our voting securities (common and preferred). These amounts do not include 23,083 shares of Series 2 Preferred which are scheduled to be redeemed on August 27, 2007.

The foregoing preferred share rights plan, the provisions of our certificate of incorporation and bylaws, the laws of Delaware, and the Golsen Group’s ownership of our voting capital stock could render more difficult or discourage a tender offer or proxy contest for control of us and could have the effect of making it more difficult to remove incumbent management in such situations.

Transfer agent and registrar

The transfer agent and registrar for our common stock is UMB Bank, n.a. Its address is P.O. Box 410064, Kansas City, Missouri 64141, and its telephone number is (800) 821-2171.

SELLING SECURITY HOLDERS

Debenture holders

On June 28, 2007, we issued and sold to certain of the selling security holders listed in the following table a total of $60,000,000 aggregate principal amount of the debentures in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The debentures and our shares of common stock to be issued upon conversion of the debentures are being registered pursuant to a registration rights agreement between us and the initial purchasers of debentures for the benefit of the debenture holders. In that agreement, we undertook to file a registration statement with regard to the debentures and our shares of common stock issuable upon conversion of the debentures and, subject to certain exceptions, to keep that registration statement effective for up to three years. The registration statement to which this prospectus relates is intended to satisfy our obligations under that agreement.

The selling security holders named below that purchased debentures represented to us that each was a qualified institutional buyer. Additional selling security holders may choose to sell debentures and our shares of common stock from time to time upon notice to us.

Jayhawk Group

On March 25, 2003, we issued and sold to Jayhawk Institutional 450,000 shares of common stock and warrants to purchase an additional 112,500 shares of common stock in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The warrants have an exercise price of $3.49 per share, subject to adjustment, and expire if not exercised on or prior to March 24, 2008. The 450,000 shares of common stock and 112,500 shares of common stock issuable upon conversion of the warrants are being registered pursuant to a registration rights agreement between us and the Jayhawk Group, which includes Jayhawk Institutional. Pursuant to the terms of that agreement, upon notice from us of our intent to file a registration statement with respect to the debentures and the shares of common stock issuable upon conversion of the debentures, Jayhawk Institutional exercised its incidental registration rights to include such common stock in the registration statement. The registration rights agreement between us and the Jayhawk Group requires us to maintain the effectiveness of the registration statement for 90 days after the registration statement becomes effective. The registration statement to which this prospectus relates is intended to satisfy our obligations under that agreement with the Jayhawk Group.

As of August 21, 2007, the Jayhawk Group beneficially owned 3,434,616 shares of our common stock, which includes the 112,500 shares issuable upon exercise of the warrants described herein, representing 16.6% of our then issued and outstanding common stock. See “Description of Capital Stock—Preferred Stock,” and “Recent Developments.” The aggregate beneficial ownership of our securities held by the Jayhawk Parties as of the date indicated below is set forth in the table below.

General

The following table sets forth information, as of August 21, 2007, with respect to the selling security holders, the principal amounts of debentures and common stock issuable upon conversion of the debentures which are beneficially owned by each selling security holder that may be resold pursuant to this prospectus. The information is based on information provided by or on behalf of the selling security holders.

None of the selling security holders named below has, within the past three years, held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, except as noted above with respect to Jayhawk Institutional and as described under “Certain Relationships and Related Transactions.”

Selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the debentures and the shares of our common stock issuable upon conversion of the debentures. The selling security holders may offer all, some or none of our securities included in this prospectus. Because the selling security holders may offer all or some portion of our securities included in this prospectus, we cannot estimate the amount of the debentures or the common stock that will be held by the selling security holders upon termination of any of these sales. In addition, the selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their debentures or common stock, as applicable, since the date on which they provided the information regarding their debentures in transactions exempt from the registration requirements of the Securities Act.

The percentage of outstanding debentures beneficially owned by each selling security holder is based on $60 million aggregate principal amount of debentures outstanding. The number of shares of common stock owned prior to the offering includes the maximum number of shares of common stock issuable upon conversion of the debentures, assuming a conversion rate of 36.4 shares per $1,000 principal amount of debentures (representing a conversion price of $27.47) and a cash payment in lieu of any fractional share. See “Description of Debentures — Conversion of debentures.”

Because each selling security holder that holds debentures may sell pursuant to this prospectus all or a portion of the offered debentures and common stock issuable upon conversion of the debentures, we cannot know or estimate number or percentage of debentures and common stock that the Selling Security Holder will hold upon the termination of this offering. Please refer to the “Plan of Distribution” beginning on page 52 of this prospectus. The information presented below assumes that (a) all of the selling security holders that hold debentures will fully convert the debentures into shares of our common stock and that the selling security holders will sell all shares of our common stock that they receive pursuant to such conversion, and (b) Jayhawk Institutional will fully exercise the warrants for the purchase of 112,500 shares and that Jayhawk Institutional will sell all such shares of our common stock that they receive pursuant to such exercise.

Name of Selling Security Holder	Principal Amount of Debentures Owned Prior to the Offering and Offered Hereby ($)	Principal Amount and Percentage of Debentures Owned After the Offering	Shares of Common Stock Owned Prior to the Offering(1)	Shares of Common Stock Offered Hereby	Shares of Common Stock Owned After Offering	Percentage of Common Stock Outstanding after the Offering
Bancroft Fund Ltd.(2)	$3,000,000	0	109,200	109,200	0	*
Basso Fund Ltd.(3)	120,000	0	4,368	4,368	0	*
Basso Holdings Ltd.(3)	2,130,000	0	77,532	77,532	0	*
Basso Multi-Strategy Holding Fund Ltd.(3)	750,000	0	27,300	27,300	0	*
BNP Paribas Arbitrage(4)	12,000,000	0	436,800	436,800	0	*
Deutsche Bank AG, London Bank(5)	1,500,000	0	54,600	54,600	0	*
Ellsworth Fund Ltd.(2)	2,000,000	0	72,800	72,800	0	*
Jayhawk Institutional Partners, L.P.(6)	0	0	3,434,616	562,500	2,872,116	16.6%

Name of Selling Security Holder	Principal Amount of Debentures Owned Prior to the Offering and Offered Hereby ($)	Principal Amount and Percentage of Debentures Owned After the Offering	Shares of Common Stock Owned Prior to the Offering(1)	Shares of Common Stock Offered Hereby	Shares of Common Stock Owned After Offering	Percentage of Common Stock Outstanding after the Offering
Morgan Stanley & Co. Incorporated(7)	7,000,000	0	257,400	254,800	2,600	*
O’Connor Global Convertible Arbitrage Master Limited(8)	2,760,000	0	100,464	100,464	0	*
O’Connor Global Convertible Arbitrage II Master Limited(8)	240,000	0	8,736	8,736	0	*
Polygon Global Opportunities Master Fund(9)	9,500,000	0	345,800	345,800	0	*
Portside Growth and Opportunity Fund(10)	8,500,000	0	309,400	309,400	0	*
RCG Latitude Master Fund Ltd.(10)	2,100,000	0	76,440	76,440	0	*
RCG PB, Ltd.(10)	1,225,000	0	44,590	44,590	0	*
Rockmore Investment Master Fund Ltd.(11)	1,500,000	0	54,600	54,600	0	*
Vicis Capital Master Fund(12)	4,500,000	0	163,800	163,800	0	*
Wolverine Convertible Arbitrage Fund Trading Company(13)	1,000,000	0	36,400	36,400	0	*
Xavex-Convertible Arbitrage 5 Fund(10)	175,000	0	6,370	6,370	0	*
Total	60,000,000			2,746,500

*	Less than 1%

1.	Assumes conversion of the debentures at a conversion rate of 36.4 shares per $1,000 principal amount of debentures, representing a conversion price of approximately $27.47 per share. See “Description of debentures-Conversion of debentures.”

2.	Thomas H. Dinsmore has sole voting and dispositive power over the securities held by Bancroft Convertible Fund (“Bancroft”) and Ellsworth Fund Ltd. (“Ellsworth”). The address of Bancroft and Ellsworth is 65 Madison Avenue, Morristown, New Jersey 07960.

3.

Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Fund Ltd., Basso Holdings, Ltd., and Basso Multi-Strategy Holding Fund Ltd. (each a “Basso Fund”). Howard Fischer is a managing member of Basso GP LLC, the General Partner of each Basso Fund. Mr. Fischer has ultimate responsibility for trading with respect to each Basso Fund.

4.	BNP Paribas Securities Corp (“BNP Corp”) is the controlling shareholder of BNP Paribas Arbitrage (“BNP Arbitrage”). Dimitri Thomas, as managing director of BNP Corp, possesses voting and dispositive control over the securities held by BNP Arbitrage. The address of BNP Corp is 787 7th Avenue, 8th Floor, New York, New York 10019.

5.	The address of Deutsche Bank AG, London Bank is Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom.

6.

Jayhawk Institutional Partners, L.P. (“Jayhawk Institutional”), Kent C. McCarthy, Jayhawk Capital Management (“Jayhawk Capital”), and Jayhawk Investments, L.P. (“Jayhawk Investments”) (collectively, the “Jayhawk Group”) as a group beneficially own 3,434,616 shares of our common stock, which includes 112,500 shares of common stock that may be acquired by Jayhawk Institutional upon exercise of warrants. The common stock beneficially owned by the Jayhawk Group includes (a) 2,327,788 shares of common stock that Jayhawk Institutional owns or has the right to acquire, including 112,500 shares of common stock receivable upon the exercise of warrants, (b) 892,588 shares of common stock that Jayhawk Investments owns, and (c) 214,240 shares Mr. McCarthy holds through a revocable trust. The 3,434,616 shares of common stock owned represents 16.6% of our issued and outstanding common stock, based on 20,687,088 shares outstanding on August 21, 2007 (excluding 3,448,518 shares held in treasury), calculated pursuant to Rule 13d-3 of the Securities Act of 1934, as amended. Jayhawk Capital, as the investment advisor and manager of Jayhawk Institutional and the investment advisor and general partner of Jayhawk Investments, is deemed to beneficially own the securities held by Jayhawk Institutional and Jayhawk Investments. Mr. McCarthy, as the manager and sole member of Jayhawk Capital, has sole voting and dispositive power over our securities held by Jayhawk Capital, Jayhawk Institutional and Jayhawk Investments. Mr. McCarthy disclaims beneficial ownership of all such shares other than his personal holdings. Mr. McCarthy’s address is 5410 West 61st Place, Suite 100, Mission, Kansas 66205. See “Certain Relationships and Related Transactions” for a discussion of certain transactions with the Jayhawk Group, including the redemption of our Series 2 Preferred scheduled for August 27, 2007.

7.	The address of Morgan Stanley Co. Incorporated is 750 7th Avenue, 9th Floor, New York, New York 10019

8.

USB O’Connor LLC, an investment manager, has sole voting and dispositive power over securities held by O’Connor Global Convertible Arbitrage Master Limited and O’Connor Global Convertible Arbitrage II Master Limited. USB O’Connor LLC is a wholly owned subsidiary of USB AG, which is listed and traded on the New York Stock Exchange (NYSE). The address of USB O’Connor LLC is One North Wacker Drive 32nd Floor, Chicago, IL 60606.

9.	Polygon Investment Partners LLP, Polygon Investment Partners LP, and Polygon Investment Partners HK Limited (the Investment Managers), Polygon Investment Ltd. (the Manager), Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power of the securities held by Polygon Global Opportunities Master Fund (the Master Fund). The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by the Master Fund.

10.

Ramius Capital Group, L.L.C. (Ramius Capital) is the investment adviser of Portside Growth and Opportunity Fund (Portside), RCG Latitude Master Fund, Ltd. (Latitude) and Xavex-Convertible Arbitrage 5 Fund (Xavex). Consequently, Ramius Capital has voting control and investment discretion over securities held by Portside, Latitude and Xavex. Ramius Capital disclaims beneficial ownership of the securities held by these entities. Ramius Advisors, LLC (Ramius Advisors) is the investment adviser of RCG PB, Ltd. (RCG PB) and consequently has voting control and investment discretion over securities held by RCG PB. Ramius Advisors disclaims beneficial ownership of the securities held by RCG PB. Ramius Capital is the sole member of Ramius Advisors and also disclaims beneficial ownership of the securities held by RCG PB. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any securities deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these securities. An affiliate of Ramius Capital is a NASD member. However, we have been advised that this affiliate will not sell any securities to be offered by Portside, Latitude, Xavex and RCG PB through the prospectus and will receive no compensation whatsoever in connection with sales of securities by Portside, Latitude, Xavex and RCG PB through the prospectus.

11.

Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the securities owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such securities. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the securities owned by Rockmore Master Fund and, as of August 21, 2007, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the securities owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the securities owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such securities and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the securities as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

12.	Shad Stastney, John Succo and Sky Lucas Vicis of Vicis Capital LLC have voting and dispositive power over the securities held by Vicis Capital Master Fund.

13.	Rob Bellick is the general partner of the selling security holder and exercises sole voting and investment control over these securities.

Information concerning other selling security holders will be set forth in prospectus supplements or post-effective amendments from time to time, if required. Information concerning the selling security holders may change from time to time and any changed information will be set forth in prospectus supplements or post-effective amendments if and when necessary. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of the debentures, is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease.

PLAN OF DISTRIBUTION

The securities to be offered and sold using this prospectus are being registered to permit secondary public trading of the securities by the selling security holders. We will not receive any of the proceeds from the sale by the selling security holders of the securities. However, we will receive the exercise price upon the exercise of the warrants by Jayhawk Institutional. The aggregate proceeds to the selling security holders from the sale of the debentures will be the purchase price of the debentures or common stock less any discounts, concessions or commissions. Each Selling Security Holder reserves the right to accept and, together with its agents, to reject, any proposed purchases of debentures or common stock to be made directly or through agents.

The debentures and the common stock included in this prospectus may be sold from time to time to purchasers directly by the selling security holders and their successors, which includes their transferees, pledges or donees and their successors, or, alternatively, through underwriters, broker-dealers or agents. If such securities are sold through underwriters, broker-dealers or agents, the selling security holders will be responsible for any discounts, concessions or commissions. These discounts, concessions or commissions may be greater than those customary in the types of transactions involved.

The securities included in this prospectus may be sold or otherwise distributed in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales or other distributions may be completed in transactions (which may involve block or cross transactions):

•	on any national securities exchange or quotation service on which the debentures or the common stock issuable upon conversion of the debentures are listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	through the writing of options (including the issuance by the selling security holders of derivative securities);

•	through the settlement of short sales;

•	pursuant to Rule 144;

•	in a combination of any such methods of sale; or

•	in any other method permitted pursuant to applicable law.

In connection with sales of the securities included in this prospectus, the selling security holders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume;

•	sell the securities short;

•	loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities;

•	enter into option or other transactions with broker-dealers or other financial institutions that require

•

the delivery by the selling security holders of debentures or the common stock issuable upon conversion of the debentures, which the broker-dealer or other financial institution may resell pursuant to this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the securities included in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the securities included in this prospectus by selling security holders and any discounts, concessions or commissions received by any such broker-dealers or agents may be deemed to be “underwriting discounts” within the meaning of the Securities Act. Selling security holders who are deemed to be underwriters might be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act. In addition, underwriters will be subject to prospectus delivery requirements of the Securities Act. Accordingly, each is deemed to be, under the interpretations of the SEC, an “underwriter” within the meaning of the Securities Act. For details about the amount of securities included in this prospectus beneficially owned and being offered by these selling security holders, see the table under “Selling Security Holders” beginning on page 48.

Some of the selling security holders own shares of our common stock. For information about these holdings, see the table under “Selling Security Holders” above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations relevant to holders of the debentures and common stock into which the debentures may be converted. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, Treasury regulations, Internal Revenue Service (the “IRS”) rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring or holding debentures or common stock.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code or a Holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, insurance companies, tax-exempt organizations and persons holding debentures or common stock as part of a hedging or conversion transaction or straddle or persons deemed to sell debentures or common stock under the constructive sale provisions of the Code) may be subject to special rules. The discussion also does not discuss any aspect of state, local or foreign law or U.S. federal estate and gift tax law that may be applicable to the holders of the debentures and common stock into which the debentures may be converted. In addition, this discussion is limited to the purchasers of debentures in this offering who acquire the debentures at their original issue price within the meaning of Section 1273 of the Code, and who will hold the debentures and common stock as “capital assets” within the meaning of Section 1221 of the Code. This summary also assumes that the IRS will respect the classification of the debentures as indebtedness for federal income tax purposes.

All prospective purchasers of the debentures are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the debentures and the common stock in their particular situations.

As used herein, the term “Holder” means a beneficial holder of a debenture or of common stock that for United States federal income tax purposes is (a) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (b) a corporation formed under the laws of the United States or any political subdivision of the United States, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source and (d) in general, a trust subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for U.S. tax purposes) is a beneficial owner of the debentures or common stock into which the debentures may be converted, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. As a general matter, income earned through a foreign or domestic partnership is attributed to its owners. A holder of the debentures or common stock into which the debentures may be converted that is a partnership and partners in such partnership should consult their individual tax advisors about the U.S. federal income tax consequences of holding and disposing of the debentures and the common stock into which the debentures may be converted.

Interest

Interest on the debentures will generally be included in a Holder’s gross income as ordinary income for U.S. federal income tax purposes at the time it is paid or accrued in accordance with the Holder’s regular method of accounting. It is expected, and this discussion assumes, that the debentures will be issued at their principal amount for U.S. federal income tax purposes. However, if the issue price of the debentures is less than their principal amount by more than a de minimis amount, a Holder will be required to include such difference in gross income as original issue discount, as it accrues, using a constant-yield method.

In general, if the terms of a debt instrument entitle a Holder to receive payments other than fixed periodic interest, the debenture could be subject to special rules that apply to debt instruments with original issue discount or “contingent payment debt instruments.” These rules generally require a Holder to accrue interest income at a rate higher than the stated interest rate on the debenture and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or retirement of a debenture before the resolution of the contingencies. In certain circumstances, holders of our debentures could receive payments in excess of stated principal or interest. For example, if we do not comply with our obligations under the registration rights agreement, such non-compliance may result in the payment of predetermined additional amounts in the manner described in the section “Description of Debentures - Registration Rights of the Debenture Holders.” Based on our belief that the possibility for us to make such additional payments is “remote,” we do not believe that the debentures should be treated as contingent payment debt instruments or as having original issue discount because of these potential additional payments. Therefore, for purposes of filing tax or information returns with the IRS, we will not treat the debentures as contingent payment debt instruments or as having original issue discount. Our position in this regard is binding on Holders unless they disclose their contrary position. In the event that we pay additional interest as liquidated damages, Holders would be required to recognize additional ordinary income.

Certain matters relating to contingencies

As discussed in “Description of Debentures - Make-whole premiums,” if a fundamental change occurs on or before June 30, 2010, we will pay a make-whole premium on the debentures converted in connection with the fundamental change, payable in shares of our common stock or the consideration into which our common stock has been converted or exchanged in connection with the fundamental change. As a consequence of the possibility of a make-whole premium payment, the debentures may be subject to Treasury regulations applicable to debt instruments providing for one or more contingent payments (the “contingent payment debt instrument regulations”). For purposes of determining whether the debentures are issued with “original issue discount” for U.S. federal income tax purposes, we intend to take the position that as of the issue date, the debentures do not represent

“contingent payment debt instruments” because we believe that, both separately and in the aggregate, the likelihood of our making any make-whole premium payments is remote. Therefore, we intend to take the position that the debentures will not be issued with original issue discount. Although the treatment of the make-whole premium is not entirely clear, we intend to take the position that if we become obligated to make any make-whole premium payments, such payments will be includible in a holder’s income in accordance with the holder’s method of accounting.

If the IRS were successfully to assert a contrary position, then the debentures would be subject to the contingent payment debt instrument regulations, and holders may be required to include in gross income interest in excess of the coupon amount of interest received periodically over the term of the debentures as it accrues, regardless of the holder’s method of tax accounting, which may result in the recognition of interest income before the receipt of cash in respect of such interest income. In addition, in such event, any gain on the sale, exchange, redemption, retirement or other taxable disposition of a debenture (including any gain realized on the conversion of a debenture) may be recharacterized as ordinary income. Holders should consult their tax advisors regarding the tax consequences of the debentures being treated as contingent payment debt instruments.

The remainder of this discussion assumes that the debentures do not represent “contingent payment debt instruments.”

Conversions of debentures into common stock

A Holder generally will not recognize any income, gain or loss upon conversion of a debenture into common stock except that the fair market value of common stock received with respect to accrued interest will be taxed as a payment of interest as described above under “Interest,” and except with respect to cash received in lieu of a fractional share of common stock. Cash received in lieu of a fractional share of common stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Gain or loss recognized on the receipt of cash paid in lieu of such fractional share generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share. The adjusted tax basis of shares of common stock received on conversion will equal the adjusted tax basis of the debenture converted (increased by the amount of income recognized upon conversion with respect to accrued interest, and reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). The holding period of such common stock received on conversion will generally include the period during which the converted debentures were held prior to conversion, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of the conversion.

If a Holder surrenders a debenture for conversion and we deliver a combination of shares of common stock and cash, the tax treatment to the Holder is uncertain. A Holder may be required to recognize any gain (but not loss) realized, but only to the extent such gain does not exceed the amount of cash received (other than any cash received in lieu of a fractional share or attributable to accrued but unpaid interest, as discussed above). In such case, a Holder’s basis in the common stock received in the conversion (excluding any shares of common stock attributable to accrued but unpaid interest) would be equal to such holder’s adjusted tax basis in the debenture, reduced by any cash received in the conversion (other than any cash received in lieu of a fractional share or attributable to accrued but unpaid interest) and increased by the amount of any gain recognized on the conversion (other than gain with respect to a fractional share). Holders should consult their tax advisors regarding the proper treatment to them of the receipt of a combination of cash and common stock upon a conversion of a debenture.

Adjustments to the conversion price

The conversion price of the debentures is subject to adjustment under certain circumstances. Section 305 of the Code and the Treasury regulations issued thereunder may treat the Holders of the debentures as having received a constructive distribution, resulting in ordinary income to the extent of our current and/or accumulated earnings and profits, if, and to the extent that, certain adjustments in the conversion price (particularly an adjustment to reflect a taxable dividend to Holders of common stock) increase the proportionate interests of the Holders of debentures in our assets or earnings and profits. This consequence will not depend on whether a Holder ever exercises its conversion privilege. Therefore, Holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Moreover, if there is not a full adjustment to the conversion ratio of the debentures to reflect a stock dividend or other event increasing the proportionate interest of the Holders of outstanding common stock in our assets or earnings and profits, then such increase in the proportionate interest of the Holders of outstanding common stock generally will be treated as a taxable distribution to such holders to the extent of our current and/or accumulated earnings and profits. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interest of the Holders of the debt instruments, however, will generally not be considered to result in a constructive dividend distribution. It is unclear whether any constructive distribution would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends received by non-corporate Holders. It is also unclear whether a corporate Holder would be entitled to claim the dividends received deduction with respect to a constructive dividend.

Sale, exchange or other taxable disposition of the debentures

Each Holder generally will recognize gain or loss upon the sale, exchange (other than by exercise of the conversion privilege) or other taxable disposition of debentures measured by the difference (if any) between (a) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in gross income, which amount will be taxable as ordinary income) and (b) such holder’s adjusted tax basis in the debentures. Any such gain or loss recognized on the sale, exchange or other taxable disposition of a debenture generally will be capital gain or loss and will be long-term capital gain or loss if the debenture has been held for more than one year at the time of the sale or exchange. In general, the maximum U.S. federal income tax rate for non-corporate taxpayers is currently 15% for long-term capital gain that is recognized before January 1, 2011 and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum tax rate of 35%. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to certain limitations.

Exercise of Warrants

Jayhawk Institutional will not realize gain or loss upon the exercise of its warrants to acquire shares of our common stock. Jayhawk Institutional will have a tax basis in the shares of our common stock issued upon exercise of its warrants equal to its basis in such warrants plus the amount paid upon exercise. The holding period for the shares of our common stock issued to Jayhawk Institutional upon its exercise of its warrants will commence on the day after the date of such exercises.

Dividends

Distributions, if any, paid on the common stock, to the extent made from our current and/or accumulated earnings and profits, as determined under U.S. federal income tax principles, will be included in a Holder’s gross income as dividends taxable as ordinary income (subject to a possible dividends received deduction in the case of corporate holders) when received. In general, dividends paid to a non-corporate Holder in taxable years beginning before January 1, 2011 are taxable at a maximum rate of 15% provided that such Holder (a) holds the shares for more than 60 days during the 120 day period beginning 60 days before the ex-dividend date and (b) meets other holding period requirements. To the extent, if any, that a Holder receives distributions on shares of common stock that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital, reducing the Holder’s basis in the shares of common stock. Any distributions in excess of the Holder’s basis in the shares of common stock generally will be treated as capital gains.

Sales of common stock

Gain or loss realized on the sale, exchange or other taxable disposition of common stock will equal the difference between (a) the amount realized on such sale, exchange or other taxable disposition and (b) the Holder’s adjusted tax basis in such common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Holder has held the common stock for more than one year. In general, the maximum U.S. federal income tax rate for non-corporate taxpayers is currently 15% for long-term capital gain that is recognized before January 1, 2011 and 35% for short-term capital gain. For corporate taxpayers, both long-term and short-term capital gains are subject to a maximum tax rate of 35%. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding

A Holder may be subject to “backup withholding” at a rate currently of 28% with respect to certain “reportable payments,” including interest payments, dividend payments, proceeds from the disposition of the debentures or common stock to or through a broker and, under certain circumstances, principal payments of the debentures. These backup withholding rules apply if the Holder, among other things, (a) fails to furnish a social security number or other taxpayer identification number (TIN) certified under penalties of perjury within a reasonable time after the request therefor, (b) fails to report properly interest or dividends, (c) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding or if (d) the IRS provides notification that the Holder has furnished us with an incorrect TIN. Any amount withheld from a payment to a Holder under the backup withholding rules is creditable against the Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain Holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established.

We will report to the Holders and to the IRS the amount of our “reportable payments” for each calendar year and the amount of tax withheld, if any, with respect to such payments.

The preceding discussion of certain U.S. federal income tax consequences is intended for general information only and does not constitute tax advice. Accordingly, each investor should consult its own tax adviser as to particular tax consequences to it of purchasing, holding and disposing of the debentures and the common stock, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

Prospective investors are hereby notified that: (a) any discussion of U.S. federal tax issues in this prospectus is not intended or written to be relied upon, and cannot be relied upon for the purpose of avoiding penalties that may be imposed under the code; (b) such discussion is included in this prospectus in connection with the promotion or marketing (within the meaning of circular 230) of the sale of debentures; and (c) prospective investors should seek advice based on their particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of August 21, 2007, regarding the ownership of our voting common stock and voting preferred stock by each person (including any “group” as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that we know to be beneficial owner of more than 5% of our voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of shares of the Company which he or she could acquire within 60 days of August 21, 2007.

Name and Address of Beneficial Owner	Title of Class	Amounts of Shares Beneficially owned (1)		Percent of Class+
Jack E. Golsen and certain members of his family (2)	Common Voting Preferred	4,922,809 1,020,000	(3)(4)(6) (5)(6)(9)	22.6 99.9	% %
Kent C. McCarthy & affiliates (7)	Common	3,434,616	(8)	16.6%

+	Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within 60 days of August 21, 2007 are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company’s records.

(2)	Includes Jack E. Golsen (“J. Golsen”) and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (“B. Golsen”) (a director, Vice Chairman of the Board of Directors, and President of the Company and its climate control business); son, Steven J. Golsen (“S. Golsen”) (executive officer of several subsidiaries of the Company), Golsen Family LLC (“LLC”) which is wholly-owned by J. Golsen (45.92% owner), Sylvia H. Golsen (45.92% owner), B. Golsen (2.72% owner), S. Golsen (2.72% owner), and Linda F. Rappaport (2.72% owner and daughter of J. Golsen (“L. Rappaport”)), and SBL Corporation (“SBL”) which is wholly-owned by the LLC (49% owner), B. Golsen (17% owner), S. Golsen (17% owner), and L. Rappaport (17% owner). J Golsen and Sylvia H. Golsen are the managers of the LLC and share voting and dispositive power over the shares beneficially owned by the LLC. J. Golsen as the sole director and officer of SBL shares the voting and dispositive power of the shares beneficially owned by SBL and its wholly owned subsidiary, Golsen Petroleum Corp (“GPC”). See “Description of Capital Stock.” The address of Jack E. Golsen, Sylvia H. Golsen, and Barry H. Golsen is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen’s address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179. SBL’s address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107

(3)	Includes (a) the following shares over which J. Golsen has the sole voting and dispositive power: (i) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (ii) 30,000 shares owned of record by a trust, of which he is the sole trustee, and (iii) 176,500 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (b) 867,276 shares owned of record by the LLC and 133,333 shares that the LLC has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by the LLC; (c) 311,639 shares over which B. Golsen has the sole voting and dispositive power, 533 shares owned of record by B. Golsen’s wife, over which he shares the voting and dispositive power, and 66,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (d) 248,915 shares over which S. Golsen has the sole voting and dispositive power and 46,250 shares that he has the right to acquire within the next 60 days under the Company’s stock option plans; (e) 263,320 shares of common stock owned of record by certain trusts for the benefit of B. Golsen, S. Golsen and L. Rappaport over which J. Golsen is the Trustee of each of these trusts; (f) 195,406 shares held in certain trusts for the grandchildren and great grandchild of J. Golsen and Sylvia H. Golsen over which J. Golsen is the trustee; (g) 1,512,099 shares owned of record by SBL, 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL, and 250,000 shares that SBL has to right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL and (h) 283,955 shares owned of record by GPC, which is a wholly-owned subsidiary of SBL, and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC. See “Certain Relationships and Related Transactions” and “Description of Capital Stock.”

(4)	Does not include 23,083 shares of Series 2 Preferred which are scheduled to be redeemed on August 27, 2007.

(5)	Includes: (a) 4,000 shares of Series B Preferred owned of record by the LLC.; (b) 12,000 shares of Series B Preferred owned of record by SBL; (c) 4,000 shares Series B Preferred owned of record by SBL’s wholly-owned subsidiary, GPC, over which SBL, J. Golsen, and B. Golsen share the voting and dispositive power and (d) 1,000,000 shares of Series D Preferred owned of record by SBL.

(6)	J. Golsen disclaims beneficial ownership of the shares that B. Golsen and S. Golsen each have the sole voting and investment power over as noted in footnote (3) above. B. Golsen and S. Golsen disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (5) and the shares owned of record by Sylvia H. Golsen. Sylvia H. Golsen disclaims beneficial ownership of the shares that J. Golsen has the sole voting and dispositive power over as noted in footnotes (3) and (5) above.

(7)

Kent C. McCarthy, as the manager and sole member of Jayhawk Capital Management, L.L.C. (“Jayhawk Capital”), a Delaware limited liability company, and as Jayhawk Capital’s investment advisor, is deemed to beneficially own, and has sole voting and dispositive power over, the shares of our common stock beneficially owned by Jayhawk Capital, as well as the shares that Mr. McCarthy personally owns. Jayhawk Capital is deemed to have beneficial ownership of our common stock held in the portfolios of (a) Jayhawk Institutional Partners, L.P. (“Jayhawk Institutional”), a Delaware limited partnership, and (b) Jayhawk Investments, L.P. (“Jayhawk Investments”), a Delaware limited partnership. Jayhawk Capital is the general partner and manager of Jayhawk Institutional and Jayhawk Capital Investments and, as such, has sole voting and dispositive power over such shares. Mr. McCarthy disclaims beneficial ownership of all such shares other than his personal holdings. Mr. McCarthy’s address is 5410 West 61st Place, Suite 100, Mission, Kansas 66205.

(8)	Includes 214,240 shares of common stock that Mr. McCarthy holds through a revocable trust. The portfolio of Jayhawk Institutional includes 2,215,288 shares of common stock and 112,500 shares of common stock that may be acquired upon exercise of warrants. The portfolio of Jayhawk Investments includes 892,588 shares of common. See “Description of Capital Stock” and “Recent Developments.”

(9)	Our Series 2 Preferred is scheduled to be redeemed on the August 27, 2007, redemption date. The right of the holders of Series 2 Preferred to convert each share of Series 2 Preferred into shares of our common stock expired August 17, 2007. We will not pay accrued and unpaid dividends on the shares of Series 2 Preferred converted into common stock. See, “Description of Capital Stock” and “Recent Developments.”

Security Ownership of Management

The following table sets forth certain information obtained from our directors and our directors and executive officers as a group as to their beneficial ownership of our voting common stock and voting preferred stock as of August 21, 2007. See “Recent Developments.”

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+
Raymond B. Ackerman	Common	17,000	(2)	*
Robert C. Brown, M.D.	Common	127,516	(3)	*
Charles A. Burtch	Common	15,000	(4)	*
Robert A. Butkin(5)	Common	400	(5)	*
Barry H. Golsen	Common	3,958,418	(6)(17)	18.4%
	Voting Preferred	1,020,000	(7)	99.9%
Jack E. Golsen	Common	4,249,222	(7)(17)	19.6%
	Voting Preferred	1,020,000	(7)	99.9%
David R. Goss	Common	251,594	(8)	1.2%
Bernard G. Ille	Common	40,000	(9)	*
Jim D. Jones	Common	174,352	(10)	*
Donald W. Munson	Common	16,740	(11)	*
Ronald V. Perry(12)	Common	—		—
Horace G. Rhodes	Common	20,000	(13)	*

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+
David M. Shear	Common	150,756	(14)	*
Tony M. Shelby	Common	305,110	(15)	1.5%
John A. Shelley	Common	—		—
Directors and Executive Officers as a group number (15 persons)	Common	5,741,112	(16)	25.8%
	Voting Preferred	1,020,000		99.9%

*	Less than 1%.

+	See footnote “+” to the table under “Security Ownership of Certain Beneficial Owners.”

(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in our records.

(2)	This amount includes 2,000 shares held by Mr. Ackerman’s trust over which Mr. Ackerman shares voting and dispositive power. The remaining 15,000 shares of common stock included herein are shares that Mr. Ackerman may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company.

(3)	The amount shown includes 15,000 shares of common stock that Dr. Brown may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company. These shares are held in a joint account owned by a trust, of which Dr. Brown’s wife is the trustee, and by a trust, of which Dr. Brown is the trustee. The amount shown does not include shares owned directly, or through trusts, by the children of Dr. Brown and the son-in-law of Dr. Brown, David M. Shear, all of which Dr. Brown disclaims beneficial ownership.

(4)	Mr. Burtch has sole voting and dispositive power over these shares, which may be acquired by Mr. Burtch pursuant to currently exercisable non-qualified stock options.

(5)	These shares are held in certain trusts over which Mr. Butkin has voting and dispositive power. Mr. Butkin was appointed to our Board of Directors on August 16, 2007. See “Recent Developments.”

(6)	See footnotes (3), (4), (5), and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by B. Golsen. These shares do not include 23,083 shares of Series 2 Preferred which are scheduled to be redeemed on August 27, 2007.

(7)	See footnotes (3), (4), (5), and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by J. Golsen. These shares do not include 23,083 shares of Series 2 Preferred which are scheduled to be redeemed on August 27, 2007.

(8)	Mr. Goss has the sole voting and dispositive power over these shares, which include 600 shares held in a trust of which Mr. Goss is trustee and 115,000 shares that Mr. Goss has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans.

(9)	The amount includes (a) 20,000 shares of common stock, including 15,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Ille has the sole voting and dispositive power, and (b) 20,000 shares owned of record by Mr. Ille’s wife, voting and dispositive power of which are shared by Mr. Ille and his wife.

(10)	Mr. Jones and his wife share voting and dispositive power over these shares which includes 115,000 shares that Mr. Jones has the right to acquire within 60 days pursuant to options granted under our stock option plans.

(11)	Mr. Munson has the sole voting and dispositive power over these shares, which 15,000 shares that Mr. Munson may purchase pursuant to currently exercisable non-qualified stock options.

(12)	Mr. Perry was appointed to our Board of Directors on August 16, 2007. See “Recent Developments.”

(13)	Mr. Rhodes has sole voting and dispositive power over these shares, which include 15,000 shares that may be acquired by Mr. Rhodes pursuant to currently exercisable non-qualified stock options granted to him by the Company.

(14)	Includes 91,544 shares that Mr. Shear has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans and over which he has the sole voting and dispositive power and 59,212 shares in which his revocable trust shares voting and dispositive powers with his wife’s revocable trust. This amount does not include, and Mr. Shear disclaims beneficial ownership of, the shares beneficially owned by Mr. Shear’s wife, which consist of 22,760 shares that she has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans and 22,988 shares, the beneficial ownership of which is disclaimed by her, that are held by trusts of which she is the trustee.

(15)	Mr. Shelby has the sole voting and dispositive power over these shares, which include 115,000 shares that Mr. Shelby has the right to acquire within 60 days pursuant to options granted under the Company’s stock option plans.

(16)	The shares of common stock include 769,294 shares of common stock that executive officers and directors have the right to acquire within 60 days under our stock option plans and 920,666 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other rights, warrants and convertible securities. These shares do not include 23,083 shares of Series 2 Preferred which are scheduled to be redeemed on August 27, 2007.

(17)	Of these shares of common stock, 1,000,102 shares have been pledged to two banks to secure loans made to certain members of the Golsen Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy as to Related Party Transaction

Pursuant to the Audit Committee Charter, adopted in 2003, our Audit Committee is to review any Related Party transactions involving any of our directors and executive officers.

Jayhawk

During 2006, a member of the Jayhawk Group purchased $1.0 million principal amount of the 7% debentures. In April 2007, the Jayhawk Group converted all of such 7% debentures into 141,040 shares of our common stock, at the conversion rate of 141.04 shares per $1,000 principal amount of 7% debentures (representing a conversion price of $7.09 per share). In addition, we purchased $1.0 million principal amount of our 10 3/4% Senior Unsecured Notes held by Jayhawk. Jayhawk earned interest of $117,000 relating to these debt instruments in 2006. During the six months ended June 30, 2007, we paid the Jayhawk Group $70,000 of which $46,000 relates to interest earned on the 7% debentures and $24,000 relates to additional consideration paid to convert the 7% debentures.

On March 25, 2003, the Jayhawk Group purchased from us in a private placement pursuant to Rule 506 of Regulation D under the Securities Act, 450,000 shares of common stock and warrants for the purchase of up to 112,500 shares of common stock at an exercise price of $3.49 per share. The warrants expire on March 28, 2008. In connection with such sale, we entered into a Registration Rights Agreement with the Jayhawk Group, dated March 23, 2003. See “Description of Capital Stock—Registration Rights.”

During November 2006, we entered into an agreement (the “Jayhawk Agreement”) with the Jayhawk Group. Under the Jayhawk Agreement, the Jayhawk Group agreed, that if we made an exchange or tender offer for the Series 2 Preferred, to tender 180,450 shares of the 346,662 shares of Series 2 Preferred owned by the Jayhawk Group upon certain conditions being met. The Jayhawk Agreement further provided that the Golsen Group would exchange or tender 26,467 shares of Series 2 Preferred beneficially owned by them, as a condition to the Jayhawk Group’s tender of 180,450 of its shares of Series 2 Preferred. Pursuant to the Jayhawk Agreement and the terms of the exchange offer, during March 2007, the Jayhawk Group and members of the Golsen Group tendered 180,450 and 26,467 shares, respectively, of Series 2 Preferred for 1,335,330 and 195,855 shares, respectively, of our common stock in our tender offer and waived a total of approximately $4.96 million in accrued and unpaid dividends, with the Jayhawk Group waiving a total of $4.33 million and the Golsen Group waiving a total of $0.63 million.

We received a letter, dated May 23, 2007, from a law firm representing a stockholder of ours demanding that we investigate potential short-swing profit liability under Section 16(b) of the Exchange Act of the Jayhawk Group. The stockholder alleges that the surrender by the Jayhawk Group of 180,450 shares of our Series 2 Preferred in our issuer exchange tender offer was a sale which is subject to Section 16 and matchable against prior purchases of Series 2 Preferred by the Jayhawk Group. The Jayhawk Group has advised us that they do not believe that they are liable for short-swing profits under Section 16(b). The provisions of Section 16(b) provide that if we do not file a lawsuit against the Jayhawk Group in connection with these Section 16(b) allegations within 60 days from the date of the stockholder’s notice to us, then the stockholder may pursue a Section 16(b) short-swing profit claim on our behalf. We have engaged our outside corporate/securities counsel to investigate this matter, but as of the date of this prospectus, we have not filed a Section 16(b) lawsuit against the Jayhawk Group. As a result, the stockholder is entitled to initiate such lawsuit on our behalf.

The redemption of all of our outstanding Series 2 Preferred date is scheduled for August 27, 2007. The redemption price is $50.00 per share of Series 2 Preferred, plus $26.25 per share in accrued and unpaid dividends pro-rata to the date of redemption. The holders of shares of Series 2 Preferred had the right to convert each share into 4.329 shares of our common stock, which right to convert terminated 10 days prior to the redemption date. Holders that elected to convert shares of Series 2 Preferred are not entitled to any accrued and unpaid dividends as to the shares of Series 2 Preferred converted. On or about August 16, 2007, the Jayhawk Group elected to convert the 155,012 shares of Series 2 Preferred held by it, and on August 21, 2007, we issued to the Jayhawk Group 671,046 shares of our common stock as a result of such conversion.

The Company has been advised by the Jayhawk Group, that if we redeem the Series 2 Preferred, and in connection with the redemption the Jayhawk Group converts its holdings of Series 2 Preferred, the Jayhawk Group may bring legal proceedings against us for all accrued and unpaid dividends on the Series 2 Preferred that the Jayhawk Group converts after receiving a notice of redemption. The 155,012 shares of Series 2 Preferred converted by the Jayhawk Group after we issued the notice of redemption for the Series 2 Preferred would have been entitled to receive approximately $4.0 million of accrued and unpaid dividends on the scheduled August 27, 2007 redemption date, if such shares had not been converted and were outstanding on the redemption date.

As a holder of Series 2 Preferred, the Jayhawk Group participated in the nomination and election of two individuals to serve on our Board of Directors in accordance with the terms of the Series 2 Preferred. As of August 21, 2007, the number of outstanding shares of Series 2 Preferred was less than 140,000. As a result, the right of the holders of Series 2 Preferred to nominate and elect two individuals to serve on our Board of Directors terminated pursuant to the terms of the Series 2 Preferred, and as of such date, the two independent directors elected by the holders of our Series 2 Preferred no longer serve as directors on our Board of Directors. See “Board Independence,” and “Recent Developments.”

Golsen Group

In connection with the completion of our March 2007 tender offer for our outstanding shares of our Series 2 Preferred, members of the Golsen Group (a) tendered 26,467 shares of Series 2 Preferred in exchange for our issuance to them of 195,855 shares of our common stock and (b) waived approximately $0.63 million in accrued and unpaid dividends on the shares of Series 2 Preferred tendered. Such tender by the Golsen Group was a condition to Jayhawk’s Agreement to tender shares of Series 2 Preferred in the tender offer. See, “—Jayhawk.”

As of August 21, 2007, the Golsen Group held 23,083 shares of Series 2 Preferred. The redemption of all of our outstanding Series 2 Preferred date is scheduled for August 27, 2007. The redemption price is $50.00 per share of Series 2 Preferred, plus $26.25 per share in accrued and unpaid dividends pro-rata to the date of redemption. The holders of shares of Series 2 Preferred have the right to convert each share into 4.329 shares of our common stock, which right to convert terminates 10 days prior to the redemption date. Holders electing to convert shares of Series 2 Preferred are not be entitled to any accrued and unpaid dividends as to the shares of Series 2 Preferred converted. The Golsen Group has elected to redeem, rather than convert, all such shares, and the Golsen Group will receive the cash redemption amount of approximately $1.76 million.

Except as provided herein with respect to Series 2 Preferred that was converted prior to its redemption, we intend to pay the accrued and unpaid dividends on our outstanding preferred stock utilizing a portion of the net proceeds of the sale of the debentures, including approximately $2.1 million of accrued and unpaid dividends on our Series B Preferred and our Series D Preferred, all of the outstanding shares of which are owned by the Golsen Group. See “Dividend Policy.”

A subsidiary within our climate control business remodeled their offices, including the replacement of carpet and flooring throughout the office area. In connection with the remodeling, the subsidiary made payments for the purchase of carpeting totaling $69,000 and $12,500 during 2006 and the first six months of 2007, respectively, to Designer Rugs, a company owned by Linda Golsen Rappaport, the daughter of Jack E. Golsen, our Chairman and Chief Executive Officer, and sister of Barry H. Golsen, our President.

Former Significant Shareholders

In October 2006, we issued 773,655 shares of our common stock to certain holders of our Series 2 Preferred in exchange for 104,548 shares of Series 2 Preferred. The shares of common stock issued included 303,400 and 262,167 shares issued for exchange for 41,000 and 35,428 shares of Series 2 Preferred stock to Paul J. Denby and James W. Sight (the “Former Significant Shareholders”), respectively, or to entities controlled by the Former Significant Shareholders. In connection with such exchange, the Former Significant Shareholders waived a total of approximately $1.78 million in accrued and unpaid dividends. Each of the Former Significant Shareholders, either individually or together with entities controlled by them, beneficially owned more than 5% of our issued and outstanding stock as of January 1, 2006. We have been advised that, as of August 21, 2007, neither of the Former Significant Shareholders owned more than 5% of our issued and outstanding stock.

Cash Dividends

During 2006, we paid nominal cash dividends to holders of certain series of our preferred stock. These dividend payments included $91,000 and $133,000 to the Golsen Group and the Jayhawk Group, respectively. Additionally, the dividend payments included $23,000 collectively to the Significant Shareholders. In connection with the redemption of our Series 2 Preferred scheduled for August 27, 2007, the Golsen Group will receive the cash redemption amount and accrued and unpaid dividends of approximately $1.76 million in consideration of the redemption of the 23,083 shares of Series 2 Preferred held by the Golsen Group.

Northwest

Northwest Internal Medicine Associates (“Northwest”), a division of Plaza Medical Group, P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Under such agreement, Northwest is paid $2,000 a month to perform all such examinations. Dr. Robert C. Brown (a director of the Company) is Vice President and Treasurer of Plaza Medical Group, P.C.

Quail Creek Bank

Bernard Ille, a member of our board of directors, is a director of Quail Creek Bank, N.A. (the “Bank”). The Bank is a lender to one of our subsidiaries. During 2006, the subsidiary made interest and principal payments on outstanding debt owed to the Bank in the amount of $.3 million and $1.6 million, respectively. During the six months ended June 30, 2007, the subsidiary made interest and principal payments on outstanding debt owed to the Bank in the amount of $.1 million and $3.3 million, respectively. At December 31, 2006, the subsidiary’s loan payable to the Bank was approximately $3.3 million, (none at June 30, 2007) with an annual interest rate of 8.25%. The loan was secured by certain of the subsidiary’s property, plant and equipment. This loan was paid in full in June 2007.

BOARD INDEPENDENCE

The Board of Directors has determined that each of Messrs. Ackerman, Burtch, Butkin, Ille, Munson, Perry and Rhodes is an “independent director” in accordance with the current listing standards of the AMEX. See “Recent Developments.” In connection with the Board’s determination that John A. Shelley is not independent, the Board considered that the Bank of Union, of which Mr. Shelley is President and Chief Executive Officer, has substantial outstanding loans to the Golsen Group, which are secured in part by shares of our common stock beneficially owned by certain members of the Golsen Group.

Disclosure of Commission Position in Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

LEGAL MATTERS

Selected legal matters in connection with the common stock being offered by this prospectus are being passed upon for us by Conner & Winters, LLP, Oklahoma City, Oklahoma.

EXPERTS

The consolidated balance sheets of LSB Industries, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006 appearing in LSB Industries, Inc.’s Amendment No. 1 to Form 10-K/A for the period ended December 31, 2006 (including all schedules appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on their report and on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by LSB Industries in connection with this registration statement. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$2,224
Printing expenses	5,000
Legal fees and expenses	75,000	(1)
Blue Sky fees and expenses	5,000	(1)
Accounting fees and expenses	10,000
Miscellaneous expenses	5,000

TOTAL EXPENSES	$102,224

Indemnification of Officers and Directors

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. The Registrant’s certificate of incorporation includes such a provision. Reasonable expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

The indemnification discussed in this Item 14 is not exclusive of any other rights the party seeking indemnification may possess. The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the “Securities Act”).

Recent Sales of Unregistered Securities.

During the last 3 years, the Company issued the following securities without registration under the Securities Act:

1.	Private Placement of 7% Debentures. On March 14, 2006, the Company completed a private placement, effective as of March 3, 2006, to seven qualified institutional buyers (“QIBs”), pursuant to which the Company sold $18 million aggregate principal amount of its 7% Convertible Senior Subordinated Debentures due 2011 pursuant to the exemptions from the registration requirements of the Securities Act, afforded by Section 4(2) of the Act and/or Regulation D promulgated under the Act. J Giordano Securities Group acted as the Company’s exclusive placement agent for this transaction and was paid an aggregate of 6% of the aggregate gross proceeds in the financing. Aggregate estimated offering expenses in connection with the transaction, including discounts and commissions, were approximately $.4 million. In connection with the closing, the Company entered into an indenture (the “Indenture”) with UMB Bank, n.a., as trustee (the “Trustee”), governing the 7% debentures. The Trustee is also the Company’s transfer agent. The Trustee receives customary compensation from the Company for such services. Pursuant to the terms and conditions of a registration rights agreement entered into between us and each of the QIBs, the Company has registered for resale the 7% debentures and the common stock issuable upon conversion of the debentures. As of the date of this registration statement, all $18 million aggregate principal amount of 7% debentures have been converted. See “5,” below.

2.	Exchange Agreements. In October 2006, the Company issued a total of 773,655 shares of common stock upon separate exchanges of shares of the Company’s outstanding Series 2 Preferred for shares of common stock. Each exchange was completed pursuant to separate Exchange Agreements with the holder of the Series 2 Preferred, each of which provided for (a) the issuance of 7.4 shares of common stock in exchange for each share of the Series 2 Preferred beneficially owned by the holder and (b) the waiver by the holder of all of the holders rights to all accrued and unpaid dividends on the Series 2 Preferred. Each Exchange Agreement was solicited by and negotiated with each holder. Neither the Company nor any holder paid or gave, or agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting each exchange. The exchanges were conducted under the exemption from registration provided by Section 3(a)(9) the Securities Act. No fractional shares were issued, so cash was paid in lieu of any additional shares. The following lists:

•	the name of each holder of Series 2 Preferred that solicited the exchange from the Company and entered into an Exchange Agreement,

•	the date of the respective Exchange Agreement,

•	the number of shares of Series 2 Preferred surrendered pursuant to each Exchange Agreement,

•	the number of shares of common stock issued to the holder upon the exchange, and

•	the amount of dividends waived by each holder on the Series 2 Preferred surrendered to the Company pursuant to each Exchange Agreement:

Name of Holder	Date of Exchange	Series 2 Preferred Surrendered	Common Stock Issued	Dividends Waived(1)
James W. Sight	10/06/06	35,428	262,167	$824,143.85
Paul Denby Revocable Trust, U/A/D 10/12/93	10/06/06	25,000	185,000	581,562.50
Paul J. Denby IRA	10/06/06	11,000	81,400	255,887.50
Denby Enterprises, Inc.	10/06/06	4,000	29,600	93,050.00
Tracy Denby	10/06/06	1,000	7,400	23,262.50
Brent Cohen	10/11/06	4,000	29,600	93,050.00
Brian J. Denby and Mary Denby	10/11/06	1,200	8,880	27,915.00
Brian Denby, Inc. Profit Sharing Plan	10/11/06	600	4,440	13,957.50
Brian J. Denby, Trustee, Money Purchase Pension Plan	10/11/06	5,200	38,480	120,965.00
Harold Seidel	10/12/06	10,000	74,000	232,625.00
William M. and Laurie Stern	10/25/06	400	2,960	9,305.00
William M. Stern Revocable Trust, UTD July, 9, 1992	10/25/06	1,570	11,618	36,522.13
William M. Stern IRA	10/25/06	2,000	14,800	46,525.00
William M. Stern, Custodian for David Stern	10/25/06	1,300	9,620	30,241.25
John Cregan	10/25/06	500	3,700	11,631.25
Frances Berger	10/25/06	1,350	9,990	31,404.38

Total		104,548	773,655	$2,432,047.85

(1)	Based on $23.2625 in accrued and unpaid dividends per share of Series 2 Preferred as of September 30, 2006.

3.	Company Tender Offer. On November 10, 2006, the Company entered into an agreement (“Jayhawk Agreement”) with Jayhawk Institutional Partners, L.P., Kent C. McCarthy, Jayhawk Capital Management Company, LLC , and Jayhawk Investments, L.P. (“Jayhawk Investments”) (collectively, the “Jayhawk Group”). Under the Jayhawk Agreement, the Jayhawk Group agreed, if the Company made an exchange offer for the Series 2 Preferred, to tender (discussed below) 180,450 shares of the 346,662 shares of Series 2 Preferred owned by the Jayhawk Group. In addition, as a condition to the Jayhawk Group’s obligation to tender such shares of Series 2 Preferred in an exchange offer, the Jayhawk Agreement further provided that Jack E. Golsen (Chairman of the Board and CEO of the Company), his wife, children and certain entities controlled by them (the “Golsen Group”) would exchange only 26,467 of the 49,550 shares of Series 2 Preferred beneficially owned by them. As a result, only 309,807 of the 499,102 shares of Series 2 Preferred outstanding would be eligible to participate in an exchange offer, with the remaining 189,295 being held by the Jayhawk Group and the Golsen Group. On January 26, 2007, our Board of Directors approved and on February 9, 2007, we began a tender offer to exchange shares of our common stock for up to 309,807 of the 499,102 outstanding shares of the Series 2 Preferred. The tender offer expired on March 12, 2007. Our Board of Directors accepted the shares so tendered on March 13, 2007. The terms of the exchange offer provided for the issuance by the Company of 7.4 shares of common stock in exchange for each share of Series 2 Preferred tendered in the exchange offer and the waiver of all rights to accrued and unpaid dividends on the Series 2 Preferred tendered. As a result of this exchange offer, we issued 2,262,965 shares of our common stock for 305,807 shares of Series 2 Preferred that were tendered. In addition, an aggregate of approximately $7.3 million in accrued and unpaid dividends were waived as a result of this tender offer. Pursuant to the Jayhawk Agreement and the terms of the exchange offer, the

Jayhawk Group and the Golsen Group tendered 180,450 and 26,467 shares, respectively, of Series 2 Preferred for 1,335,330 and 195,855 shares, respectively, of our common stock and waived a total of approximately $4.96 million in accrued and unpaid dividends, with the Jayhawk Group waiving a total of $4.33 million and the Golsen Group waiving a total of $0.63 million.

The shares of common stock issued by us as a result of the tender offer were not registered under the Securities Act pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. No fractional shares were issued so cash was paid in lieu of any additional shares in an amount equal to the fraction of a share times the closing price per share of our common stock on the last business day immediately preceding the expiration date of the tender offer.

4.	Conversions of 7% debentures. Since the issuance of the 7% debentures effective March 3, 2006, the Company has issued a total of 2,542,288 shares of common stock upon conversions of an aggregate of $18 million principal amount of the 7% debentures. The issuances of the shares of common stock by as a result of the 7% debentures conversions were not registered under the Securities Act pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act. No fractional shares were issued so cash was paid in lieu of any additional shares. As set forth below, in some cases the Company agreed to pay the amount of interest that would have been owing on the 7% debentures as of the first interest payment date following the date of conversion. The following lists:

•	the name of each debenture holder that was issued shares of common stock upon the conversion of the 7% debentures,

•	the aggregate principal amount of 7% debentures converted by such holder,

•	the date of the respective conversion,

•	the number of shares of common stock issued to the holder upon conversion of the 7% debentures, and

•	the amount of prepaid interest paid to the holder upon conversion of the debenture, if any:

Name of debenture holder	Principal Amount of 7% debentures Converted	Approximate Date of Conversion	Shares of Common Stock Issued	Prepaid Interest
Alexandra Global Master Fund Ltd.	$1,000,000	09/06/06	141,250	$35,000
Alexandra Global Master Fund Ltd.	2,000,000	11/24/06	282,500	70,000
Bancroft Fund Ltd.	1,450,000	02/13/07	204,812	50,750
Context Advantage Fund, L.P.	1,000,000	09/15/06	141,250	35,000
Context Offshore Advantage Fund, Ltd.	1,500,000	09/15/06	211,875	52,500
Ellsworth Fund Ltd	1,450,000	02/13/07	204,812	50,750
Highbridge International, LLC	5,000,000	11/24/06	706,250	175,000
Jayhawk Institutional Partners, L.P.	1,000,000	04/26/07	141,040	35,000
Technology Yield Fund	250,000	09/22/06	35,312	—
Technology Yield Fund	250,000	11/24/06	35,312	8,750
Technology Yield Fund	500,000	12/20/06	70,625	17,500
J Giordano Securities	100,000	02/08/07	14,125	—
Context Advantage Master Fund, Ltd.	2,500,000	11/21/06	353,125	87,500

	$18,000,000		2,542,288	$617,750

5.	Private Placement of 5.5% Debentures. On June 28, 2007, the Company completed a private placement to 22 qualified institutional buyers (“QIBs”), pursuant to which the Company sold $60 million aggregate principal amount of its 5.5% Convertible Senior Subordinated Debentures due 2012 (the “5.5% debentures”) pursuant to the exemptions from the registration requirements of the Securities Act, afforded by Section 4(2) of the Act and/or Regulation D promulgated under the Act. The 5.5% debentures are convertible into common stock at anytime prior to their July 1, 2012 maturity at the conversion rate of 36.4 shares of our common stock per $1,000 principal amount of 5.5% debentures (representing a conversion price of $27.47 per share of common stock), subject to adjustment under certain conditions as set forth in the Indenture. The 5.5% debentures are eligible for resale by the investors under Rule 144A under the Act prior to registration of the debentures. J Giordano Securities Group acted as the Company’s exclusive placement agent for this transaction and was paid an aggregate of 5% of the aggregate gross proceeds in the financing. Aggregate estimated offering expenses in connection with the transaction, including discounts and commissions, were approximately $3.2 million. In connection with the closing, the Company entered into an indenture (the “Indenture”) with UMB Bank, n.a., as trustee (the “Trustee”), governing the 5.5% debentures. The Trustee is also the Company’s transfer agent. The Trustee receives customary compensation from the Company for such services. Pursuant to the terms and conditions of a registration rights agreement entered into between us and each of the QIBs, the Company has agreed to register for resale the 5.5% debentures and the common stock issuable upon conversion of the 5.5% debentures. This registration statement is intended to fulfill that requirement.

6.	Non-Qualified Options. Non-Qualified Stock Option Agreements, dated June 19, 2006 (each an “Option”), granted to each of Dan Ellis, President of our subsidiary, Climate Master, Inc. and John Bailey, Vice President of Sales of Climate Master, Inc. The Options were approved by our stockholders on June 14, 2007. The Option granted Ellis entitles him to purchase up to 250,000 shares of our common stock, and the Option granted to Bailey entitles him to purchase up to 200,000 shares of our common stock. The exercise price of each Option is $8.01 per share, which was the closing price of our common stock as reported on the AMEX on June 19, 2006, the date of grant of each Option. The Options provide that at any time after June 19, 2007, the holder may exercise up to 10% of the number of shares subject to the applicable Option. The holder may exercise an additional 10% for each additional year of continuous employment thereafter. The Options are fully exercisable after 10 years of employment with us. The Options may not be exercised after the holder is no longer our employee, except under limited circumstances. Each Option will not be exercisable after the expiration of 10 years and 90 days from the date of the Options. The terms of each Option provide that, if the holder breaches certain covenants prohibiting the holder from, directly or indirectly, competing against us, diverting business from us, or violating the policies adopted by our Board of Directors resulting in harm to us, or other enumerated acts that could be harmful to our business, then:

•	the unexercised portion of the Option is rescinded,

•	the holder forfeits all rights under the Option, and

•

if the holder acquired shares of our common stock upon the exercise of the Option within the 12 months prior to such breach, then the holder must deliver to us upon demand the number of shares of our common stock having a fair market value equal to the gain recognized upon such Option, calculated as difference between the exercise price and the fair market value of our common stock on the date of such exercise. If the holder does not have the requisite number of shares of common stock representing such gain, the holder must deliver to us (a) shares of our common stock owned by the holder indirectly through any entity controlled by the holder and (b) the dollar amount equal to such gain (less the value of shares delivered to us).

The holder may transfer any shares of our common stock acquired upon the exercise of the Option, subject to our right of first refusal to purchase such shares. Our right of first refusal does not apply to transfers by the holder to certain members of his family. We have the right to purchase from the holder (and members of his family to whom the holder transferred shares of common stock) the shares of common stock acquired by the holder upon the exercise of the Option if (a) the holder or such family member dies or (b) the holder’s employment with us is terminated for cause (as defined in the Option). If we exercise this right, the purchase price for the shares would be the average closing price of our common stock for the five trading days preceding the date of the event triggering our call right.

Exhibits and Financial Statement Schedules

3(i).1	Restated Certificate of Incorporation, filed September 2, 1987 (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).2	Certificate of Designations, filed February 21, 1989 (previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).3	Certificate of Elimination, filed May 13, 1993 (previously filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).4	Certificate of Designations, filed May 21, 1993 (previously filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).5	Certificate of Amendment, filed September 3, 1993 (previously filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein)

3(i).6	Certificate of Change of Registered Agent, filed November 24, 1998 (previously filed as Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).7	Certificate of Designations, filed February 5, 1999 (previously filed as Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).8	Certificate of Elimination, filed April 16, 1999 (previously filed as Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).9	Certificate of Designations, filed November 15, 2001 (previously filed as Exhibit 3.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).10	Certificate of Amendment to Certificate of Designations of the $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, filed March 6, 2007 (previously filed as Exhibit 3.10 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

3(i).11	Bylaws, as amended, which the Company hereby incorporates by reference from Exhibit 3(ii) to the Company’s Form 10-Q for the quarter ended June 30, 1998. See SEC file number 001-07677.

4.1	Specimen Certificate for the Company’s Non-cumulative Preferred Stock, having a par value of $100 per share which the Company incorporates by reference from Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

4.2	Specimen Certificate for the Company’s Series B Preferred Stock, having a par value of $100 per share, which the Company hereby incorporates by reference from Exhibit 4.27 to the Company’s Registration Statement No. 33-9848.

4.3	Specimen Certificate for the Company’s Series 2 Preferred, which the Company hereby incorporates by reference from Exhibit 4.5 to the Company’s Registration Statement No. 33-61640.

4.4	Specimen of Certificate of Series D 6% Cumulative, Convertible Class C Preferred Stock which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2001.

4.5	Specimen Certificate for the Company’s Common Stock, which the Company incorporates by reference from Exhibit 4.4 to the Company’s Registration Statement No. 33-61640.

4.6	Renewed Rights Agreement, dated January 6, 1999 between the Company and Bank One, N.A., which the Company hereby incorporates by reference from Exhibit No. 1 to the Company’s Form 8-A Registration Statement, dated January 27, 1999.

4.7	Loan and Security Agreement, dated April 13, 2001 by and among LSB Industries, Inc., ThermaClime and each of its Subsidiaries that are Signatories, the Lenders that are Signatories and Foothill Capital Corporation, which the Company hereby incorporates by reference from Exhibit 10.51 to ThermaClime, Inc.’s amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2000. See SEC file number 001-07677

4.8	Second Amendment to Loan and Security Agreement, dated May 24, 2002 by and among the Company, LSB, certain subsidiaries of the Company, Foothill Capital Corporation and Congress Financial Corporation (Southwest), which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated May 24, 2002. Omitted are exhibits and schedules attached thereto. The Agreement contains a list of such exhibits and schedules, which the Company agrees to file with the Commission supplementally upon the Commission’s request.

4.9	Third Amendment, dated as of November 18, 2002 to the Loan and Security Agreement dated as of April 13, 2001 as amended by the First Amendment dated as of August 3, 2001 and the second Amendment dated as of May 24, 2002 by and among LSB Industries, Inc., ThermaClime, Inc., and certain subsidiaries of ThermaClime, Congress Financial Corporation (Southwest) and Foothill Capital Corporation which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2002.

4.10	Fourth Amendment, dated as of March 3, 2003 to the Loan and Security Agreement dated as of April 13, 2001 as amended by the First, Second, and Third Amendments, by and among LSB Industries, Inc., ThermaClime, Inc., and certain subsidiaries of ThermaClime, Inc., Congress Financial Corporation (Southwest) and Foothill Capital Corporation, which the Company hereby incorporates by reference from Exhibit 4.18 to the Company’s Form 10-K for the fiscal year ended December 31, 2002.

4.11	Fifth Amendment, dated as of December 31, 2003 to the Loan and Security Agreement dated as of April 13, 2001 as amended by the First, Second, Third and Fourth Amendments, by and among LSB Industries, Inc., ThermaClime, Inc., and certain subsidiaries of ThermaClime, Inc., Congress Financial Corporation (Southwest) and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.15 to the Company’s Form 10-K for the fiscal year ended December 31, 2004.

4.12	Waiver and Consent, dated March 25, 2004 to the Loan and Security Agreement, dated as of April 13, 2001 (as amended to date), by and among LSB Industries, Inc., ThermaClime, Inc., and certain subsidiaries of ThermaClime, Inc. and Wells Fargo Foothill, Inc. which the Company hereby incorporates by reference from Exhibit 4.16 to the Company’s Form 10-K for the fiscal year ended December 31, 2004.

4.13	Sixth Amendment, dated as of June 29, 2004 to the Loan and Security Agreement dated as of April 13, 2001 as amended, by and among LSB Industries, Inc., ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Congress Financial Corporation (Southwest) and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2004.

4.14	Seventh Amendment, dated as of September 15, 2004 to the Loan and Security Agreement dated as of April 13, 2001 as amended, by and among LSB Industries, Inc., ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Congress Financial Corporation (Southwest) and Wells Fargo Foothill, Inc., which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2004.

4.15	Eighth Amendment to Loan and Security Agreement, dated February 28, 2005, between LSB Industries, Inc., ThermaClime, Inc., the subsidiaries of ThermaClime, Inc. that are signatories thereto, and Wells Fargo Foothill, Inc., as arranger and administrative agent for various lenders, which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’s Form 8-K, dated February 28, 2005.

4.16	Ninth amendment to Loan and Security Agreement, dated February 22, 2006, between LSB Industries, Inc., ThermaClime, Inc., the subsidiaries of ThermaClime, Inc. that are signatories thereto, and Wells Fargo Foothill, Inc., as arranger and administrative agent for various lenders which the Company hereby incorporates by reference from Exhibit 4.20 to the Company’s Form 10-K for the year ended December 31, 2005.

4.17	Wells Fargo Foothill consent, dated May 5, 2006 to the redemption of the Senior Notes by ThermaClime which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2006.

4.18	Tenth amendment to Loan and Security Agreement, dated March 21, 2007, between LSB Industries, Inc., ThermaClime, Inc., the subsidiaries of ThermaClime, Inc. that are signatories thereto, and Wells Fargo Foothill, Inc., as arranger and administrative agent for various lenders (previously filed as Exhibit 4.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 27, 2007, and incorporated by reference herein).

4.19	Loan Agreement, dated September 15, 2004 between ThermaClime, Inc. and certain subsidiaries of ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., Orix Capital Markets, L.L.C. and LSB Industries, Inc. (“Loan Agreement”) which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated September 16, 2004. The Loan Agreement lists numerous Exhibits and Schedules that are attached thereto, which will be provided to the Commission upon the commission’s request.

4.20	First Amendment, dated February 18, 2005 to Loan Agreement, dated as of September 15, 2004, among ThermaClime, Inc., and certain subsidiaries of ThermaClime, Cherokee Nitrogen Holdings, Inc., and Orix Capital Markets, L.L.C. which the Company hereby incorporates by reference from Exhibit 4.21 to the Company’s Form 10-K for the year ended December 31, 2004.

4.21	Waiver and Consent, dated as of January 1, 2006 to the Loan Agreement dated as of September 15, 2004 among ThermaClime, Inc., and certain subsidiaries of ThermaClime, Inc., Cherokee Nitrogen Holdings, Inc., Orix Capital Markets, L.L.C. and LSB Industries, Inc. which the Company hereby incorporates by reference from Exhibit 4.23 to the Company’s Form 10-K for the year ended December 31, 2005.

4.22	Consent of Orix Capital Markets, LLC and the Lenders of the Senior Credit Agreement, dated May 12, 2006, to the interest rate of a loan between LSB and ThermaClime and the utilization of the loan proceeds by ThermaClime and the waiver of related covenants which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 2006.

4.23	Indenture, dated June 28, 2007, by and among the Company and UMB Bank, which the Company hereby incorporates by reference from Exhibit 4.2 to the Company’s Form 8-K, dated June 28, 2007, and filed with the Commission on June 29, 2007.

4.24	Certificate of 5.5% Senior Subordinated Convertible Debentures which the Company hereby incorporates by reference from Exhibit 4.1 to the Company’s Form 8-K, dated June 28, 2007, and filed with the Commission on June 29, 2007.

4.25	Registration Rights Agreement, dated June 28, 2007, by and among the Company and the Purchasers set fourth in the signature pages which the Company hereby incorporates by reference from Exhibit 4.3 to the Company’s Form 8-K, dated June 28, 2007, and filed with the Commission on June 29, 2007.

4.26	Redemption Notice, dated July 12, 2007, for the Company’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, which the Company hereby incorporates by reference from Exhibit 99.1 to the Company’s Form 8-K, dated July 11, 2007, and filed with the Commission on July 16, 2007.

5.1	Opinion of Conner & Winters, LLP.

10.1	Limited Partnership Agreement dated as of May 4, 1995 between the general partner, and LSB Holdings, Inc., an Oklahoma Corporation, as limited partner which the Company hereby incorporates by reference from Exhibit 10.11 to the Company’s Form 10-K for the fiscal year ended December 31, 1995. See SEC file number 001-07677.

10.2	Form of Death Benefit Plan Agreement between the Company and the employees covered under the plan, which the Company incorporates by reference from Exhibit 10.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

10.3	The Company’s 1993 Stock Option and Incentive Plan, which the Company incorporates by reference, which the Company incorporates by reference from Exhibit 10.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

10.4	First Amendment to Non-Qualified Stock Option Agreement, dated March 2, 1994 and Second Amendment to Stock Option Agreement, dated April 3, 1995 each between the Company and Jack E. Golsen, which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 1995. See SEC file number 001-07677.

10.5	Non-Qualified Stock Option Agreement, dated April 22, 1998 between the Company and Robert C. Brown, M.D., which the Company hereby incorporates by reference from Exhibit 10.43 to the Company’s Form 10-K for the fiscal year ended December 31, 1998. The Company entered into substantially identical agreements with Bernard G. Ille, Raymond B. Ackerman, Horace G. Rhodes, and Donald W. Munson. The Company will provide copies of these agreements to the Commission upon request. See SEC file number 001-07677.

10.6	The Company’s 1998 Stock Option and Incentive Plan, which the Company hereby incorporates by reference from Exhibit 10.44 to the Company’s Form 10-K for the year ended December 31, 1998. See SEC file number 001-07677.

10.7	LSB Industries, Inc. 1998 Stock Option and Incentive Plan, which the Company hereby incorporates by reference from Exhibit “B” to the LSB Proxy Statement, dated May 24, 1999 for Annual Meeting of Stockholders. See SEC file number 001-07677.

10.8	LSB Industries, Inc. Outside Directors Stock Option Plan, which the Company hereby incorporates by reference from Exhibit “C” to the LSB Proxy Statement, dated May 24, 1999 for Annual Meeting of Stockholders. See SEC file number 001-07677.

10.9	Nonqualified Stock Option Agreement, dated November 7, 2002 between the Company and John J. Bailey Jr., which the Company hereby incorporates by reference from Exhibit 10.55 to the Company’s Form 10-K/A Amendment No.1 for the fiscal year ended December 31, 2002.

10.10	Nonqualified Stock Option Agreement, dated November 29, 2001 between the Company and Dan Ellis, which the Company hereby incorporates by reference from Exhibit 10.56 to the Company’s Form 10-K/A Amendment No.1 for the fiscal year ended December 31, 2002.

10.11	Nonqualified Stock Option Agreement, dated July 20, 2000 between the Company and Claude Rappaport for the purchase of 80,000 shares of common stock, which the Company hereby incorporates by reference from Exhibit 10.57 to the Company’s Form 10-K/A Amendment No.1 for the fiscal year ended December 31, 2002. Substantially similar nonqualified stock option agreements were entered into with Mr. Rappaport (40,000 shares at an exercise price of $1.25 per share, expiring on July 20, 2009), (5,000 shares at an exercise price of $5.362 per share, expiring on July 20, 2007), and (60,000 shares at an exercise price of $1.375 per share, expiring on July 20, 2009), copies of which will be provided to the Commission upon request.

10.12	Nonqualified Stock Option Agreement, dated July 8, 1999 between the Company and Jack E. Golsen, which the Company hereby incorporates by reference from Exhibit 10.58 to the Company’s Form 10-K/A Amendment No.1 for the fiscal year ended December 31, 2002. Substantially similar nonqualified stock options were granted to Barry H. Golsen (55,000 shares), Stephen J. Golsen (35,000 shares), David R. Goss (35,000 shares), Tony M. Shelby (35,000 shares), David M. Shear (35,000 shares), Jim D. Jones (35,000 shares), and four other employees (130,000 shares), copies of which will be provided to the Commission upon request.

10.13	Severance Agreement, dated January 17, 1989 between the Company and Jack E. Golsen which the Company hereby incorporates by reference from Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2005. The Company also entered into identical agreements with Tony M. Shelby, David R. Goss, Barry H. Golsen, David M. Shear, and Jim D. Jones and the Company will provide copies thereof to the Commission upon request.

10.14	Employment Agreement and Amendment to Severance Agreement dated January 12, 1989 between the Company and Jack E. Golsen, dated March 21, 1996 which the Company hereby incorporates by reference from Exhibit 10.15 to the Company’s Form 10-K for fiscal year ended December 31, 1995. See SEC file number 001-07677.

10.15	First Amendment to Employment Agreement, dated April 29, 2003 between the Company and Jack E. Golsen, which the Company hereby incorporates by reference from Exhibit 10.52 to the Company’s Form 10-K/A Amendment No.1 for the fiscal year ended December 31, 2002.

10.16	Baytown Nitric Acid Project and Supply Agreement dated June 27, 1997 by and among El Dorado Nitrogen Company, El Dorado Chemical Company and Bayer Corporation which the Company hereby incorporates by reference from Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED SEPTEMBER 25, 1997 GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. See SEC file number 001-07677.

10.17	First Amendment to Baytown Nitric Acid Project and Supply Agreement, dated February 1, 1999 between El Dorado Nitrogen Company and Bayer Corporation, which the Company hereby incorporates by reference from Exhibit 10.30 to the Company’s Form 10-K for the year ended December 31, 1998. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF #7927, DATED JUNE 9, 1999 GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. See SEC file number 001-07677.

10.18	Service Agreement, dated June 27, 1997 between Bayer Corporation and El Dorado Nitrogen Company which the Company hereby incorporates by reference from Exhibit 10.3 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED SEPTEMBER 25, 1997, GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. See SEC file number 001-07677.

10.19	Ground Lease dated June 27, 1997 between Bayer Corporation and El Dorado Nitrogen Company which the Company hereby incorporates by reference from Exhibit 10.4 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED SEPTEMBER 25, 1997 GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. See SEC file number 001-07677.

10.20	Participation Agreement, dated as of June 27, 1997 among El Dorado Nitrogen Company, Boatmen’s Trust Company of Texas as Owner Trustee, Security Pacific Leasing Corporation, as Owner Participant and a Construction Lender, Wilmington Trust Company, Bayerische Landes Bank, New York Branch, as a Construction Lender and the Note Purchaser, and Bank of America National Trust and Savings Association, as Construction Loan Agent which the Company hereby incorporates by reference from Exhibit 10.5 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF #5551, DATED SEPTEMBER 25, 1997 GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. See SEC file number 001-07677.

10.21	Lease Agreement, dated as of June 27, 1997 between Boatmen’s Trust Company of Texas as Owner Trustee and El Dorado Nitrogen Company which the Company hereby incorporates by reference from Exhibit 10.6 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. See SEC file number 001-07677.

10.22	Security Agreement and Collateral Assignment of Construction Documents, dated as of June 27, 1997 made by El Dorado Nitrogen Company which the Company hereby incorporates by reference from Exhibit 10.7 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. See SEC file number 001-07677.

10.23	Security Agreement and Collateral Assignment of Facility Documents, dated as of June 27, 1997 made by El Dorado Nitrogen Company and consented to by Bayer Corporation which the Company hereby incorporates by reference from Exhibit 10.8 to the Company’s Form 10-Q for the fiscal quarter ended June 30, 1997. See SEC file number 001-07677.

10.24	Loan Agreement dated December 23, 1999 between Climate Craft, Inc. and the City of Oklahoma City, which the Company hereby incorporates by reference from Exhibit 10.49 to the Company’s Amendment No. 2 to its 1999 Form 10-K. See SEC file number 001-07677.

10.25	Assignment, dated May 8, 2001 between Climate Master, Inc. and Prime Financial Corporation, which the Company hereby incorporates by reference from Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2001.

10.26	Agreement for Purchase and Sale, dated April 10, 2001 by and between Prime Financial Corporation and Raptor Master, L.L.C. which the Company hereby incorporates by reference from Exhibit 10.3 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2001.

10.27	Amended and Restated Lease Agreement, dated May 8, 2001 between Raptor Master, L.L.C. and Climate Master, Inc. which the Company hereby incorporates by reference from Exhibit 10.4 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2001.

10.28	Option Agreement, dated May 8, 2001 between Raptor Master, L.L.C. and Climate Master, Inc., which the Company hereby incorporates by reference from Exhibit 10.5 to the Company’s Form 10-Q for the fiscal quarter ended March 31, 2001.

10.29	Stock Purchase Agreement, dated September 30, 2001 by and between Summit Machinery Company and SBL Corporation, which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’ Form 10-Q for the fiscal quarter ended September 30, 2001.

10.30	Asset Purchase Agreement, dated October 22, 2001 between Orica USA, Inc. and El Dorado Chemical Company and Northwest Financial Corporation, which the Company hereby incorporates by reference from Exhibit 99.1 to the Company’s Form 8-K dated December 28, 2001. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF 19273, DATED MARCH 21, 2007, GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.31	AN Supply Agreement, dated November 1, 2001 between Orica USA, Inc. and El Dorado Company, which the Company hereby incorporates by reference from Exhibit 99.2 to the Company’s Form 8-K dated December 28, 2001. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF 19273, DATED MARCH 21, 2007, GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.32	Second Amendment to AN Supply Agreement, executed August 24, 2006, to be effective as of January 1, 2006, between Orica USA, Inc. and El Dorado Company which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2006. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF 19661, DATED MARCH 21, 2007, GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.33	Agreement, dated August 1, 2004, between El Dorado Chemical Company and Paper, Allied-Industrial, Chemical and Energy Workers International Union AFL-CIO and its Local 5-434, which the Company hereby incorporates by reference from Exhibit 10.36 to the Company’s Form 10-K for the fiscal year ended December 31, 2004.

10.34	Agreement, dated October 17, 2004, between El Dorado Chemical Company and International Association of Machinists and Aerospace Workers, AFL-CIO Local No. 224, which the Company hereby incorporates by reference from Exhibit 10.37 to the Company’s Form 10-K for the fiscal year ended December 31, 2004.

10.35	Agreement, dated November 12, 2004, between The United Steelworkers of America International Union, AFL-CIO, CLC, Cherokee Local No. 417-G and Cherokee Nitrogen Division of El Dorado Chemical Company, which the Company hereby incorporates by reference from Exhibit 10.38 to the Company’s Form 10-K for the fiscal year ended December 31, 2004.

10.36	Warrant, dated May 24, 2002 granted by the Company to a Lender for the right to purchase up to 132,508 shares of the Company’s common stock at an exercise price of $0.10 per share, which the Company hereby incorporates by reference from Exhibit 99.1 to the Company’s Form 8-K, dated May 24, 2002. Four substantially similar Warrants, dated May 24, 2002 for the purchase of an aggregate additional 463,077 shares at an exercise price of $0.10 were issued. Copies of these Warrants will be provided to the Commission upon request.

10.37	Asset Purchase Agreement, dated as of December 6, 2002 by and among Energetic Systems Inc. LLC, UTeC Corporation, LLC, SEC Investment Corp. LLC, DetaCorp Inc. LLC, Energetic Properties, LLC, Slurry Explosive Corporation, Universal Tech Corporation, El Dorado Chemical Company, LSB Chemical Corp., LSB Industries, Inc. and Slurry Explosive Manufacturing Corporation, LLC, which the Company hereby incorporates by reference from Exhibit 2.1 to the Company’s Form 8-K, dated December 12, 2002. The asset purchase agreement contains a brief list identifying all schedules and exhibits to the asset purchase agreement. Such schedules and exhibits are not filed herewith, and the Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the commission upon request.

10.38	Anhydrous Ammonia Sales Agreement, dated effective January 3, 2005 between Koch Nitrogen Company and El Dorado Chemical Company which the Company hereby incorporates by reference from Exhibit 10.41 to the Company’s Form 10-K for the year ended December 31, 2004. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FREEDOM OF INFORMATION ACT. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

10.39	First Amendment to Anhydrous Ammonia Sales Agreement, dated effective August 29, 2005, between Koch Nitrogen Company and El Dorado Chemical Company, which the Company hereby incorporates by reference from Exhibit 10.42 to the Company’s Form 10-K for the fiscal year ended December 31, 2005, filed March 31, 2006. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF COMMISSION ORDER CF 18274, DATED MARCH 21, 2007, GRANTING A REQUEST FOR CONFIDENTIAL TREATMENT UNDER THE FREEDOM OF INFORMATION ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.40	Purchase Confirmation, dated July 1, 2006, between Koch Nitrogen Company and Cherokee Nitrogen Company, which the Company hereby incorporates by reference from Exhibit 10.40 to the Company’s Form 10-K for the fiscal year ended December 31, 2006, filed on March 27, 2007. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FREEDOM OF INFORMATION ACT. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

10.41	Second Amendment to Anhydrous Ammonia Sales Agreement, dated November 3, 2006, between Koch Nitrogen Company and El Dorado Chemical Company which the Company hereby incorporates by reference from Exhibit 10.41 to the Company’s Form 10-K for the fiscal year ended December 31, 2006, filed on March 27, 2007. CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AS IT IS THE SUBJECT OF A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FREEDOM OF INFORMATION ACT. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

10.42	Warrant Agreement, dated March 25, 2003 between LSB Industries, Inc. and Jayhawk Institutional Partners, L.P., which the Company hereby incorporates by reference from Exhibit 10.51 to the Company’s Form 10-K for the fiscal year ended December 31, 2002.

10.43	Registration Rights Agreement, dated March 25, 2003 among LSB Industries, Inc., Kent C. McCarthy, Jayhawk Capital management, L.L.C., Jayhawk Investments, L.P. and Jayhawk Institutional Partners, L.P., which the Company hereby incorporates by reference from Exhibit 10.49 to the Company’s Form 10-K for the fiscal year ended December 31, 2002.

10.44	Subscription Agreement, dated March 25, 2003 by and between LSB Industries, Inc. and Jayhawk Institutional Partners, L.P., which the Company hereby incorporates by reference from Exhibit 10.50 to the Company’s Form 10-K for the fiscal year ended December 31, 2002.

10.45	Agreement, dated November 10, 2006 by and among LSB Industries, Inc., Kent C. McCarthy, Jayhawk Capital Management, L.L.C., Jayhawk Institutional Partners, L.P. and Jayhawk Investments, L.P., which the Company hereby incorporates by reference from Exhibit 99d1 to the Company’s Schedule TO-I, filed February 9, 2007.

10.46	Second Amendment and Extension of Stock Purchase Option, effective July 1, 2004, between LSB Holdings, Inc., an Oklahoma corporation and Dr. Hauri AG, a Swiss corporation, which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2004.

10.47	Debt Forgiveness Agreement, effective July 1, 2004, by and between Companie Financiere du Taraois, a French corporation and LSB Holding, Inc., an Oklahoma corporation which the Company hereby incorporates by reference from Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2004.

10.48	Purchase Agreement, dated March 3, 2006, by and among the Company and the investors identified on the Schedule of Purchasers which the Company hereby incorporates by reference from Exhibit 99.1 to the Company’s Form 8-K, dated March 14, 2006.

10.49	Registration Rights Agreement, dated March 3, 2006, by and among the Company and the Purchasers set fourth in the signature pages which the Company hereby incorporates by reference from Exhibit 99.3 to the Company’s Form 8-K, dated March 14, 2006.

10.50	Exchange Agreement, dated October 6, 2006, between LSB Industries, Inc., Paul Denby, Trustee of the Paul Denby Revocable Trust, U.A.D. 10/12/93, The Paul J. Denby IRA, Denby Enterprises, Inc., Tracy Denby, and Paul Denby which the Company hereby incorporates by reference from Exhibit 10.2 to the Company’s Form 10-Q for the fiscal quarter ended September 30, 2006. Substantially similar Exchange Agreements (each having the same exchange rate) were entered with the following individuals or entities on the dates indicated for the exchange of the number of shares of LSB’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 (the “Series 2 Preferred”) noted: October 6, 2006 - James W. Sight (35,428 shares of Series 2 Preferred), Paul Denby, Trustee of the Paul Denby Revocable Trust, U.A.D. 10/12/93 (25,000 shares of Series 2 Preferred), The Paul J. Denby IRA (11,000 shares of Series 2 Preferred), Denby Enterprises, Inc. (4,000 shares of Series 2 Preferred), Tracy Denby (1,000 shares of Series 2 Preferred); October 12, 2006 - Harold Seidel (10,000 shares of Series 2 Preferred); October 11, 2006 -Brent Cohen (4,000 shares of Series 2 Preferred), Brian J. Denby and Mary Denby (1,200 shares of Series 2 Preferred), Brian J. Denby, Trustee, Money Purchase Pension Plan (5,200 shares of Series 2 Preferred), Brian Denby, Inc. Profit Sharing Plan (600 shares of Series 2 Preferred); October 25, 2006 - William M. and Laurie Stern ( 400 shares of Series 2 Preferred), William M. Stern Revocable Living Trust, UTD July 9, 1992 (1,570 shares of Series 2 Preferred), the William M. Stern IRA (2,000 shares of Series 2 Preferred), and William M. Stern, Custodian for David Stern (1,300 shares of Series 2 Preferred), John Cregan (500 shares of Series 2 Preferred), and Frances Berger (1,350 shares of Series 2 Preferred). Copies of the foregoing Exchange Agreements will be provided to the Commission upon request.

10.51	Purchase Agreement, dated June 28, 2007, by and among the Company and the investors identified on the Schedule of Purchasers which the Company hereby incorporates by reference from Exhibit 10.1 to the Company’s Form 8-K, dated June 28, 2007, and filed with the Commission on June 29, 2007.

12.1	Statement Regarding Computation of Ratios

14.1	Code of Ethics for CEO and Senior Financial Officers of Subsidiaries of LSB Industries, Inc., which the Company hereby incorporates by reference from Exhibit 14.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2003.

21.1	Subsidiaries of the Company, which the Company hereby incorporates by reference from Exhibits 23.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2005.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conner & Winters, LLP, included in Exhibit 5.1 attached hereto.

24.1	Power of Attorney, included in the signature page of the Registration Statement.

25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1.

(b)	Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is incorporated by reference. See “Incorporation by Reference.”

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(1) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(3) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Oklahoma City, Oklahoma, State of Oklahoma on this 24th day of August 2007.

LSB INDUSTRIES, INC.

Dated: August 24, 2007	By:	/s/ Jack E. Golsen
Jack E. Golsen
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack E. Golsen and Tony M. Shelby, and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: August 24, 2007	By:	/s/ Jack E. Golsen
Jack E. Golsen
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Dated: August 24, 2007	By:	/s/ Barry H. Golsen
Barry H. Golsen
Vice Chairman of the Board of Directors and President

Dated: August 24, 2007	By:	/s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)

Dated: August 24, 2007	By:	/s/ David R. Goss
David R. Goss
Executive Vice President of Operations and Director

Dated: August 24, 2007	By:	/s/ Jim D. Jones
Jim D. Jones
Senior Vice President, Corporate Controller and Treasurer (Principal Accounting Officer)

Dated: August 24, 2007		/s/ Horace G. Rhodes
Horace G. Rhodes, Director

Dated: August 24, 2007		/s/ Raymond B. Ackerman
Raymond B. Ackerman, Director

Dated: August 24, 2007		/s/ Bernard G. Ille
Bernard G. Ille, Director

Dated: August 24, 2007		/s/ Robert C. Brown, M.D.
Robert C. Brown, M.D., Director

Dated: August 24, 2007		/s/ Charles A. Burtch
Charles A. Burtch, Director

Dated: August 24, 2007		/s/ Donald W. Munson
Donald W. Munson, Director

Dated: August 24, 2007		/s/ John A. Shelley
John A. Shelley, Director

Dated: August 24, 2007		/s/ Robert A. Butkin
Robert A. Butkin, Director

Dated: August 24, 2007		/s/ Ronald V. Perry
Ronald V. Perry, Director